Exhibit 4.2

DEBENTURE PURCHASE AGREEMENT

AND

MERGER AGREEMENT

AMONG

STEM CELL THERAPEUTICS CORP.

 - and -

2364556 ONTARIO INC.

- and -

TRILLIUM THERAPEUTICS INC.

 - and -

COVINGTON FUND II INC.

- and -

GROWTHWORKS CANADIAN FUND LTD.

 - and -

 BDC CAPITAL INC.

- and -

MaRS INVESTMENT ACCELERATOR FUND INC.

March 25, 2013

DEBENTURE PURCHASE AGREEMENT

AND

MERGER AGREEMENT

THIS AGREEMENT made the 25th day of March, 2013,

AMONG:	STEM CELL THERAPEUTICS CORP., a body corporate incorporated under the Business Corporations Act (Alberta)

(“Stem Cell”)

AND:	2364556 ONTARIO INC., a corporation incorporated under the Business Corporations Act (Ontario)

(“Acquisitionco”)

AND:	TRILLIUM THERAPEUTICS INC., a corporation incorporated under the Business Corporations Act (Ontario)

(“Trillium”)

AND:	COVINGTON FUND II INC.

(“Covington”)

AND:	GROWTHWORKS CANADIAN FUND LTD.

(“GrowthWorks”)

AND:	BDC CAPITAL INC.

(“BDC”)

AND:	MaRS INVESTMENT ACCELERATOR FUND INC.

(“IAF”)

(Covington, GrowthWorks, BDC and IAF collectively, the “Debentureholders”)

WHEREAS:

A.	The Board of Directors of each of Stem Cell and Trillium has determined that it is in the best interests of Stem Cell and Trillium, respectively, to combine the businesses carried on by each of them;

B.	Stem Cell has taken the initiative in incorporating and organizing Acquisitionco and is the legal and beneficial owner of all of the issued and outstanding shares of Acquisitionco;

C.	The parties have agreed to effect the proposed business combination by way of an amalgamation involving Trillium and its shareholders, Acquisitionco and Stem Cell;

D.

Trillium has previously issued convertible secured debentures (the “Debentures”) in the aggregate principal amount of $10,000,000 which are currently held by the Debentureholders and which are convertible into the Class A preference shares of Trillium (the “Trillium Class A Pref Shares”);

E.

Certain of the Debentureholders are also the registered holders of 3 Trillium Class A Pref Shares and the Debentureholders are also the holders of 5,300,752 Trillium Class A Pref Warrants (as hereinafter defined);

F.	Trillium has issued and outstanding stock options to acquire 1,418,250 Trillium Common Shares pursuant to the ESOP (as hereinafter defined);

G.

In furtherance of the foregoing Transaction (as defined herein), the Debentureholders wish to sell, and Stem Cell wishes to purchase the Debentures at the Debenture Purchase Price (as defined herein) pursuant to the terms and conditions of this Agreement. Concurrently with such purchase of Debentures, the Debentureholders shall also tender all of their Trillium Class A Pref Warrants for consideration of $1.00.

H.	The parties have agreed to enter into this Agreement setting out the terms and conditions on which the Transaction will be carried out;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, unless otherwise defined or expressly stated herein or unless the context otherwise requires:

“Acquisition Proposal” means any of the following (other than the transactions contemplated by this Agreement or the Arrangement): (a) any merger, amalgamation, arrangement, share exchange, take-over bid, tender offer, recapitalization, consolidation or business combination directly or indirectly involving Trillium or any of its subsidiaries, (b) any acquisition of assets representing 20% or more of the book value (on a consolidated basis) of the assets of Trillium and its subsidiaries, taken as a whole (or any lease, long-term supply agreement, exchange, mortgage, pledge or other arrangement having a similar economic effect) in a single transaction or a series of related transactions, (c) any acquisition of beneficial ownership of 20% or more of the Trillium Shares in a single transaction or a series of related transactions, or (d) any bona fide proposal to, or public announcement of an intention to, do any of the foregoing;

“Agreement” means this Agreement (including the Schedules attached hereto) as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof;

“Amalco” means the corporation resulting from the amalgamation of Trillium and Acquisitionco;

“Amalco Class A Pref Shares” means the redeemable, retractable Class A preferred share of Amalco, with a redemption price of $0.00000000000001 per share;

“Amalco Class B Pref Shares” means the redeemable, retractable Class B preferred shares of Amalco with a redemption price of $0.00000000000001 per share;

“Amalgamation” means the amalgamation of Trillium and Acquisitionco arising as a result of the filing of the Articles of Amalgamation pursuant to the Amalgamation Agreement;

“Amalgamation Agreement” means the amalgamation agreement to be entered into between Acquisitionco and Trillium in respect of the Articles of Amalgamation substantially in the form attached hereto as Appendix A;

“Applicable Privacy Laws” means any and all applicable Laws relating to privacy and the collection, use and disclosure of Personal Information in all applicable jurisdictions, including the Personal Information Protection and Electronic Documents Act (Canada) and any comparable provincial law;

“Applicable Securities Laws” at any time means the applicable securities legislation of each province and territory of Canada and the respective rules and regulations made or promulgated under that legislation and the published forms and blanket rulings and orders issued by the regulatory authorities administering that legislation in effect at such time, in each case as amended and in force from time to time;

“Articles of Amalgamation” means the articles of amalgamation and related amalgamation agreement giving effect to the amalgamation of Acquisitionco and Trillium, substantially in the form attached hereto as Appendix B;

“Business Day” means any day other than a Saturday or Sunday or a day observed as a holiday in Toronto, Ontario;

“Commercially reasonable efforts” with respect to any party hereto means the agreement of such party to use and cause the affiliates of such party controlled by it to use their respective reasonable efforts consistent with reasonable commercial practice without payment or incurrence of any liability or obligation, other than reasonable expenses, or the requirement to engage in litigation;

“Confidential Information” has the meaning defined in section 5.5;

“Constating documents” means, with respect to any Person, the certificate and articles of incorporation, amalgamation or continuation, by-laws, articles of organization, limited liability company agreement, operating agreement, partnership agreement, certificate of formation, formation agreement, joint venture agreement, unanimous shareholders agreement or declaration or similar charter or governing documents of such Person;

“Debentureholders” means collectively, Covington, GrowthWorks, BDC and IAF;

“Debentures” means the 12% convertible secured debentures of Trillium presently held by the Debentureholders in the aggregate principal amount of $10,000,000 with a maturity date of October 31, 2013;

“Debenture Purchase Price” has the meaning ascribed there to in Section 2.3.2;

“Depositary” means Computershare Trust Company of Canada;

“Effective Date” unless otherwise agreed to by the parties hereto means the date on which all conditions to the completion of the Transaction as set out in Article 6 have been satisfied or waived in accordance with the provisions of this Agreement and all documents agreed to be delivered hereunder have been delivered to the satisfaction of the parties hereto, acting reasonably;

“Effective Time” means the first moment in time on the Effective Date upon the issue of the certificate of amalgamation issued by the Director appointed under the Business Corporations Act (Ontario) in respect of the amalgamation;

“Encumbrance” means any mortgage, lien, hypothec, security interest, pledge, or other encumbrance, charge or adverse right or claim;

“ESOP” means the 2003 Employee Stock Option Plan dated April 10, 2003 established by Trillium;

“Exchange” means the TSX Venture Exchange;

“Governmental Authority” means (i) any federal, provincial, state, regional, municipal, local or other government or governmental body and any ministry, department, division, bureau, agent, agency, commission, board or authority of any government or governmental body, domestic or foreign, (ii) any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing or (iii) any quasi-governmental or private body exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing;

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings, determinations or awards of any Governmental Authority having the force of law and any legal requirements or bases of liability under the common law and the term “applicable” with respect to such Laws and, in the context that refers to any Person, means such Laws as are applicable to such Person or its business, undertaking, property or securities and that emanate from a Governmental Authority having jurisdiction over the Person or its business, undertaking, property or securities;

“Material Adverse Effect”, with respect to Stem Cell or Trillium, means any change, event, occurrence, development or effect which has or would reasonably be expected to have a durational material adverse effect on the business, affairs, operations, results of operations, assets, properties, capital, capitalization, condition (financial or otherwise), rights, liabilities, obligations (whether absolute, accrued, conditional or otherwise), prospects or privileges, whether contractual or otherwise, of the party and its Subsidiaries, taken as a whole;

“Material Contract” with respect to Stem Cell or Trillium, means a contract, agreement, licence, indenture, other instrument, commitment or right or obligation, whether or not in writing, (in this definition, a “contract”) pursuant to which such party or any of its Subsidiaries has material continuing contractual rights or obligations relating to or affecting the conduct of its business or any of its property or assets;

“Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact required to be stated or necessary in order to make the statements made, in light of the circumstances under which they were made, not false or misleading;

“Parties” means, collectively, the parties to this Agreement, and “party” means any one of them;

“Person” includes an individual, sole proprietorship, partnership, limited partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a natural person in his or her capacity as trustee, executor, administrator, or other legal representative, government or Governmental Authority;

“Personal Information” means information about an identifiable individual collected, used or disclosed by Intrawest or any of its subsidiaries, such as an individuals’ name, address, age, gender, identification number, income, family status, citizenship, employment, assets, liabilities, source of funds, payment records, credit information, personal references and health records;

“Securities Act” means the Securities Act (Ontario);

“Securities Authorities” means the applicable securities commissions and other securities regulatory authorities in Canada;

“Stem Cell Common Shares” means the common shares in the capital of Stem Cell;

“Stem Cell Disclosure Record” means all documents and information publicly filed by Stem Cell under Applicable Securities Laws since December 31, 2011;

“Stem Cell Financial Statements” means the audited consolidated annual financial statements of Stem Cell as at and for the financial year ended December 31, 2011 and the unaudited consolidated interim financial statements of Stem Cell as at and for the nine-month period ending September 30, 2012, including the notes thereto;

“Stem Cell Intellectual Property Rights” has the meaning defined in section 3.2.13;

“Stem Cell Offering” means the public offering by way of prospectus supplement, to the short form base shelf prospectus of Stem Cell, qualifying the distribution of up to 14,000,000 Stem Cell Units at a price of $0.25 per unit, resulting in gross proceeds of not less than $2,500,000 to Stem Cell;

“Stem Cell Reports” has the meaning defined in section 3.2.8(e);

“Stem Cell Share Consolidation” means the consolidation by Stem Cell of its 186,619,359 issued and outstanding Stem Cell Shares on February 6, 2013 on the basis of one post-consolidation Stem Cell Share for every 10 pre-consolidation Stem Cell Shares;

“Stem Cell Supplement” means the prospectus supplement of Stem Cell dated March 11, 2013 pursuant to the Stem Offering;

“Stem Cell Technology” has the meaning defined in section 3.2.13;

“Stem Cell Unit” means the units issued pursuant to the Stem Cell Offering comprised of one Stem Cell Common Share and one Stem Cell Common Share purchase warrant;

“Subsidiary” means, with respect to a specified entity, any:

(a)

corporation of which issued and outstanding voting securities of each corporation to which are attached more than 50% of the votes that may be cast to elect directors of the corporation (whether or not shares of any other class or classes will or might be entitled to vote upon the happening of any event or contingency) are at the time owned by such specified entity and the votes attached to those voting securities are sufficient, if exercised, to elect a majority of the directors of such corporation;

(b)

partnership, limited liability company, joint venture or other similar entity in which such specified entity has more than 50% of the equity interests and the power to direct the policies, management and affairs thereof; and

(c)	a subsidiary (as defined in clauses (a) and (b) hereof) of any subsidiary (as so defined) of such specified entity;

“Superior Proposal” means any unsolicited bona fide written proposal by a third party, directly or indirectly, to acquire assets representing more than 50% of the book value (on a consolidated basis) of Trillium’s total assets or more than 50% of the Trillium Shares, whether by way of merger, amalgamation, arrangement, share exchange, take-over bid, recapitalization, sale of assets or otherwise, and that in the good faith determination of the Board of Directors of Trillium (a) is reasonably capable of being completed without undue delay, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and (b) would, if consummated in accordance with its terms, result in a transaction more favourable to Trillium’s Securityholders from a financial point of view than the transactions contemplated by this Agreement;

“Tax Act” means the Income Tax Act, R.S.C. 1985 (5th Supp.) c. 1;

“Taxes” means all Canadian federal, provincial, municipal, local and foreign taxes, assessments and other governmental charges, levies, duties, impositions and liabilities lawfully imposed by any Governmental Authority, including taxes based or measured on gross receipts, income, profits, sales, capital, use, occupation, net worth, goods and services, value added, ad valorem, withholding, payroll or employment, franchise, premium, land transfer, excise or property taxes, Canada or Quebec pension plan premiums, social security premiums, workers’ compensation premiums, employment or unemployment insurance premiums, stamp taxes and custom duties together with all interest, penalties, fines and additions imposed with respect to such amounts;

“Transaction” means the proposed transaction pursuant to the terms of this Agreement whereby Acquisitionco and Trillium will file the Articles of Amalgamation and complete the Amalgamation pursuant to the Amalgamation Agreement; (i) the holders of Trillium Class A Shares will receive Amalco Class A Pref Shares on the basis of one (1) Amalco Class A Pref Shares for every one (1) Trillium Class A Pref Share held; (ii) the holders of Trillium Common Shares will receive Amalco Class B Pref Shares on the basis of one (1) Amalco Class B Pref Shares for every one (1) Trillium Common Share held; and (iii) concurrently with the amalgamation of Acquisitionco and Trillium, Stem Cell will purchase all of the Debentures and Trillium Class A Pref Warrants; and (iv) immediately following the amalgamation of Trillium and Acquisitionco into Amalco, Amalco shall redeem all of the issued and outstanding Amalco Class A Pref Shares and Amalco Class B Pref Shares;

“Transaction Resolutions” means the resolutions to be considered and, if thought fit, passed by the Trillium Shareholders at the Trillium Meeting to approve the Transaction;

“Trillium Class A Pref Shares” means the Class A preferred shares in the capital of Trillium;

“Trillium Class A Pref Warrants” means the 5,300,752 share purchase warrants entitling the holders thereof to purchase Trillium Class A Pref Shares;

“Trillium Common Shares” means the common shares in the capital of Trillium;

“Trillium Financial Statements” means the audited annual financial statements of Trillium as at and for the year ended June 30, 2012 and the unaudited interim financial statements of Trillium as at and for the three-month period ended September 30, 2012 including the notes thereto;

“Trillium Intellectual Property Rights” has the meaning defined in section 3.3.15;

“Trillium Meeting” means the special meeting of Trillium Shareholders, including any adjournment, adjournments, postponement or postponements thereof, to be called to consider and, if thought fit, approve the Transaction Resolutions;

“Trillium Notice” means the notice of the Trillium Meeting, including all schedules, appendices and exhibits thereto, to be sent to the Trillium Shareholders in connection with the Trillium Meeting, as the same may be amended, supplemented or otherwise modified from time to time;

“Trillium Options” means the 1,418,250 issued and outstanding options to purchase Trillium Common Shares;

“Trillium Optionholders” means the holders of Trillium Options as of the date hereof;

“Trillium Securityholders” at any time mean the holders of Trillium Class A Pref Shares, Trillium Common Shares, Trillium Class A Pref Warrants and Debentures;

“Trillium Shareholders” at any time mean the holders at that time of Trillium Class A Shares and Trillium Common Shares; and

“Trillium Technology” has the meaning defined in section 3.3.15.

1.2	Currency

Except where otherwise specified, all sums of money which are referred to in this Agreement are expressed in lawful money of Canada.

1.3	Interpretation

1.3.1

Divisions and Headings. The division of this Agreement into Articles, sections, paragraphs and subparagraphs and the insertion of a table of contents and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3.2

Agreement. The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement, including the Schedules hereto, as a whole, and not to any particular Article, section or other portion or subdivision hereof.

1.3.3

Division References. Unless a contrary intention appears, references in this Agreement to an Article, section, subsection, paragraph, clause, subclause or schedule by number or letter or both refer to that Article, section, subsection, paragraph, clause, subclause or schedule, respectively, bearing that designation in this Agreement.

1.3.4

Date of Agreement. Any references to the date of this Agreement, “the date hereof” or similar expressions or references shall mean the date first written above, except as expressly provided herein. Unless otherwise defined or expressly stated or unless the context otherwise requires, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

1.4	Knowledge and Disclosure

1.4.1

Knowledge. Any reference in this Agreement to the “knowledge” or the “awareness” of the senior officers or consultants of Stem Cell or Trillium, as the case may be, or of such party, shall (unless otherwise specified or the context otherwise requires) mean, in the case of Stem Cell the actual knowledge, after all due inquiry, of David Allan, Executive Chairman or James Parsons, Chief Financial Officer and, in the case of Trillium, the actual knowledge, after due inquiry, of Niclas Stiernholm, Chief Executive Officer, as applicable, as of the date of this Agreement, and does not include any knowledge or awareness of any other individual or any constructive, implied or imputed knowledge or awareness.

1.4.2

No Admission. Disclosure of any item or other matter herein is disclosed solely for the purposes of this Agreement and no information set forth therein shall be construed as an admission or indication by any party hereto or to any third party of any matter whatsoever, including of any violation of law or breach of any contract or agreement.

1.5	Number and Gender

1.5.1

Number and Gender. Unless the context otherwise requires, words in this Agreement should be construed to refer to such gender or number as the circumstances require and words importing the singular number include the plural and vice versa; words importing any gender shall include all genders and neuter; and words importing persons shall include firms and corporations and vice versa.

1.5.2

Includes. Whenever used in this Agreement, the words “including”, “includes” or “include” and similar terms of inclusion shall not, unless expressly modified by the words “only” or “solely”, be construed as terms of limitation, but rather be construed as though they were followed by the words “but not limited to” or “without limiting the generality of the foregoing”, so that references to included matters shall be regarded as illustrative without being either characterizing or exhaustive.

1.6	Date of any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.7	Accounting Matters

1.7.1

Generally Accepted Accounting Principles. Whenever in this Agreement reference is made to generally accepted accounting principles, such reference will be deemed to refer to applicable IFRS (International Financial Reporting Standards) or Canadian generally accepted accounting principles applicable as at the date on which any applicable calculation is made or required to be made in accordance with generally accepted accounting principles.

1.7.2

Accounting Terms and Determinations. Unless otherwise stated, or the context otherwise requires, all accounting terms used in this Agreement in respect of Stem Cell or Trillium, as the case may be, will have the meanings attributable thereto under generally accepted accounting principles and all determinations of an accounting nature in respect of Stem Cell or Trillium, as the case may be, required to be made will be made in a manner consistent with generally accepted accounting principles consistently applied.

1.8	Statutory References

In this Agreement, unless something in the subject matter or context is inconsistent therewith or unless otherwise herein provided, a reference to any statute, enactment or legislation or to any section or provision thereof include a reference to any order, ordinance, regulation, rule or by-law or proclamation made under or pursuant to that statute, enactment or legislation and all amendments, modifications, consolidations, re-enactments or replacements thereof or substitutions therefore from time to time.

1.9	Legal, Valid and Binding

All representations, warranties and covenants in this Agreement as to any covenant, agreement or document being legal, valid and binding are subject to the qualification that enforceability of such covenant, agreement or document is subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to or affecting the availability of equitable remedies and the enforcement of creditors’ rights generally and general principles of equity and public policy and to the qualification that equitable remedies such as specific performance and injunction may be granted only in the discretion of a court of competent jurisdiction and that enforcement may otherwise be limited under applicable Laws.

1.10	Appendices and Schedules

The following are the Appendices and Schedules to this Agreement:

Appendix A	Amalgamation Agreement
Appendix B	Articles of Amalgamation
Appendix C	Schedules
Schedule 3.3.1	Trillium Issued and Outstanding Trillium Securities
Schedule 3.3.15	Trillium Intellectual Property Rights

2.	THE TRANSACTION

2.1	The Transaction

2.1.1

Implementation of Transaction. Stem Cell, Acquisitionco and Trillium agree that the Transaction shall be implemented in accordance with and subject to the terms and conditions contained in this Agreement.

2.1.2

Trillium Meeting. Subject to the terms of this Agreement and in accordance with applicable Laws, Trillium will convene and hold the Trillium Meeting on or about April 5, 2013 and not later than April 15, 2013, or such other date as may be agreed to by Stem Cell and Trillium, or as soon as reasonably practicable thereafter and will not, without the prior written consent of Stem Cell, which consent shall not be unreasonably withheld, cancel, postpone or adjourn the Trillium Meeting.

2.1.3

Completion of Transaction. Subject to the satisfaction or waiver (subject to applicable Laws) of the conditions (excluding conditions that by their terms cannot be satisfied until the Effective Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Effective Date) set forth in Article 6 (as confirmed by each party hereto to the other in writing), as soon as reasonably practicable thereafter, the parties will complete the Transaction on the next Business Day following such satisfaction or waiver.

2.1.4	Filing of Articles of Amalgamation. On the Effective Date the Amalgamation Agreement will be executed and Articles of Amalgamation will be filed.

2.1.5

Purchase of the Debentures and Trillium Class A Pref Warrants. Concurrently with implementation of the Amalgamation, Stem Cell will purchase all of the Debentures and all of Trillium Class A Pref Warrants pursuant to the terms in Sections 2.3.3 and 2.3.4

2.1.6

Redemption of Amalco Shares. Immediately following the Amalgamation, Amalco shall redeem all of the issued and outstanding Amalco Class A Pref Shares and Amalco Class B Pref Shares issued in connection with the Amalgamation.

2.1.7

Closing. The closing of the Transaction will take place in the offices of McCarthy Tétrault LLP at Suite 3300, 421 - 7th Avenue SW, Calgary AB, T2P 4K9 (or such other time as may be agreed by Stem Cell, Trillium and the Debentureholders) on the Effective Date.

2.2	Trillium Meeting

2.2.1	Trillium Notice

(a)

Preparation of Trillium Notice. Subject to Stem Cell and Acquisitionco complying with sections 2.2.2, on or before March 26, 2013, or such other date as may be agreed to by Stem Cell and Trillium, or as soon as reasonably practicable thereafter, Trillium will prepare the Trillium Notice.

(b)

Mailing of Trillium Notice. As promptly as practicable after the completion of the Trillium Notice, Trillium will cause the Trillium Notice to be sent to the Trillium Shareholders as required by applicable Laws.

(c)

Trillium Board Recommendation. Subject to a determination by the Board of Directors of a Superior Proposal, the Trillium Notice will set forth, among other things, the recommendation of the Board of Directors of Trillium that the Trillium Shareholders vote in favour of the Transaction Resolutions.

2.2.2

Stem Cell Opportunity to Review Trillium Notice. Trillium will provide Stem Cell and its representatives with a reasonable opportunity to review and comment on the Trillium Notice, and Stem Cell and Acquisitionco shall review in a timely and expeditious manner any information to be supplied by Stem Cell and Acquisitionco for inclusion in the Trillium Notice, prior to its being filed and sent to Trillium Shareholders in accordance with applicable laws.

2.2.3	Trillium Notice. Trillium will ensure that the Trillium Notice complies with all requirements under the applicable laws.

2.2.4

Dissents. Trillium will promptly advise Stem Cell of any written notice of dissent or purported exercise by any Trillium Shareholder of dissent rights received by the Trillium in relation to the Trillium Meeting and the Transaction Resolutions and any withdrawal of dissent rights received by Trillium.

2.3	Purchase and Sale of Debentures

2.3.1

Subject to the terms and provisions hereof, each of the Debentureholders hereby severally, and not jointly and severally, agrees to, sell, transfer, assign and convey to Stem Cell and Stem Cell agrees to purchase from such Debentureholder that all of the Debentures held by such Debentureholder at the Effective Time. Schedule 3.3.1 sets out the holdings of the Debentures by Debentureholders at the date hereof. Each Debentureholder agrees not to transfer any of the Debentures except to a Person who agrees to be bound by the Debentureholder’s rights and obligations hereunder insofar as relate to the transferred Debenture(s). The sale of the Debentures shall be at the Debenture Purchase Price (as contemplated below).

2.3.2

The aggregate purchase price of $2,850,000 (the “Debenture Purchase Price”) payable for the Debentures (which shall be allocated to each Debentureholder based upon their pro rata share of the principal amount of issued and outstanding Debentures plus accrued interest accumulated thereon, which for the sake of clarity is as follows: (i) 51.36% to Covington, (ii) 21.0% to GrowthWorks, (iii) 19.26% to BDC and (iv) 8.38% to IAF;

2.3.3

The Debenture Purchase Price will be paid by Stem Cell to the Debentureholders at the time of closing on the Closing Date as follows (all of which shall be in the proportions set out in Section 2.3.2);

	(a)	$1,200,000 will be paid in cash by certified cheque, bank draft or wire transfer as each Debentureholders so directs in writing;

(b)

$825,000 shall be paid by the issuance and delivery of 2,779,181 Stem Cell Common Shares, based upon the 5-day volume weighted average price ending the trading day immediately prior to the announcement of the letter agreement between Stem Cell, Trillium and the Debentureholders, which issuance shall be evidenced by share certificates registered in the name of the respective Debentureholder or as a Debentureholder otherwise directs Stem Cell in writing prior to the Closing Date;

(c)

$825,000 shall be paid by the issuance and delivery of 3,300,000 Stem Cell Units based upon the price per Stem Cell Unit under the Stem Cell Offering, which issuance shall be evidenced by definitive certificates registered in the name of the respective Debentureholder or as a Debentureholder otherwise directs Stem Cell in writing prior to the Closing Date; For the sake of clarity, the common share purchase warrants comprising the foregoing Stem Cell Units shall be exercisable at $0.40 per share until 5:00 pm EST on March 11, 2018; and

(d)

The percentages set forth in Section 2.3.2 are inclusive all accrued interest and there shall be no further adjustment to the Debenture Purchase Price for any accrued interest between the date hereof and the Closing Date.

2.3.4	Concurrently with such purchase of Debentures, the Debentureholders shall also tender all of their Trillium Class A Pref Warrants for consideration of $1.00 per Debentureholder.

2.4	Withholding

Trillium, Stem Cell, Acquisitionco or Amalco, as the case may be, shall be entitled to deduct and withhold or cause to be deducted and withheld, as appropriate, from any amount otherwise payable or deliverable pursuant to this Agreement to any Trillium Securityholder (including any consideration payable to holders of Trillium Class A Pref Shares, Trillium Common Shares, Debentures or any payments to Trillium Shareholders that exercise dissent rights with respect to the exercise of such rights) such amounts as are required to be deducted and withheld with respect to any such payment by the Tax Act and will be entitled to deduct and withhold such amounts as may be required by any other Law relating to Taxes as counsel may advise is required to be made by Trillium, Stem Cell, Acquisitionco or Amalco, as the case may be. To the extent any amounts are so deducted and withheld and remitted or caused to be deducted, withheld or remitted to the appropriate Governmental Authority by Trillium, Stem Cell, Acquisitionco or Amalco, as the case may be, such amount will be treated for all purposes of this Agreement as having been paid to the particular Trillium Securityholder on account of the obligation to make any payments to such Trillium Securityholder hereunder.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Mutual Representations and Warranties

Except as disclosed in writing by it to the other party, each of Trillium, Stem Cell and Acquisitionco represents and warrants to the other party and to the Debentureholders (as several, and not joint and several representations) as follows and acknowledges that the other party and to the Debentureholders is relying upon such representations and warranties in entering into this Agreement:

3.1.1	Organization and Capacity. It and each Subsidiary (if applicable):

(a)

is a corporation duly incorporated, amalgamated or continued, or an entity duly formed, and is validly existing under the Laws of its respective jurisdiction of incorporation, amalgamation, continuation or formation;

	(b)	has the requisite corporate (or in the case of a non-corporate entity, other legal) power and capacity to own its assets as now owned and to carry on its business as it is now being carried on; and

(c)

is duly registered or otherwise qualified or authorized to do business and, to the extent such concept is legally recognized, is in good standing in each jurisdiction in which the nature of its assets, or the nature of its activities, makes such registration, authorization or qualification necessary.

(a)

Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and (in the case of Trillium, subject to obtaining the approval of the Trillium Shareholders of the Transaction Resolutions) and to perform its obligations hereunder.

(b)

Authorization and Binding Agreement. The execution and delivery of this Agreement has been duly authorized by all necessary corporate approvals (except, in the case of Trillium, subject to obtaining the approval of the Trillium Shareholders of the Transaction Resolutions), and no other corporate proceedings on its part are necessary to authorize the execution by it of this Agreement or the consummation by it of the Transaction (except, in the case of Trillium, subject to obtaining the approval of the Trillium Shareholders of the Transaction Resolutions), and this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms.

3.1.3

Approval by Directors. As at the date hereof, its Board of Directors has approved this Agreement and the Transaction and has determined that the Transaction is in its best interests (except that, in the case of Trillium and Stem Cell, certain directors have declared a conflict of interest and have refrained from voting) and those Trillium directors voting on the approval of this Agreement and the Transaction have resolved to unanimously recommend approval of the Transaction by the Trillium Shareholders.

3.1.4

No Violations. Subject to obtaining the authorizations, consents and approvals referred to in sections 3.1.6, 3.1.8, and 3.3.12 and complying with applicable corporate, securities, competition and anti-trust Laws, to the knowledge of such party, the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder do not and will not (nor will they with the giving of notice or the lapse of time or both):

	(a)	result in a material contravention, breach or violation or default under any Laws applicable to it or any Subsidiaries (subject to compliance with any Laws contemplated by this Agreement);

	(b)	result in a material contravention, violation, breach or default under the constating documents of it or any Subsidiaries;

	(c)	result in a material contravention, breach or default under or termination of, or accelerate or permit the acceleration of the performance required by, any Material Contract;

(d)

result in the cancellation, suspension or material alteration in the terms of any material license, permit, approval or authorization from any Governmental Authority held by it or any of its Subsidiaries except for such licenses, permits, approvals or authorizations where the consent or approval or authorization of one or more Governmental Authorities is required in order to avoid such cancellation, suspension or alteration, which consent, approval or authorization is such that is required in the normal course or is of a purely administrative nature or which will either be obtained prior to the Effective Date or which can reasonably be expected to be obtained after the Effective Time without adverse effect on the conduct of the operations of such party or its Subsidiaries; or

	(e)	result in the creation or imposition of any Encumbrance upon any of the properties or assets of such party or any of its Subsidiaries,

3.1.5	Compliance with Laws.

(a)

Compliance with Laws. To the knowledge of such party, it and each Subsidiary is conducting its businesses in compliance, in all material respects, with all applicable Laws of each jurisdiction in which its business is carried on and is not in breach of any applicable Laws to which it is subject or which apply to it.

(b)

Investigation or Review. To the knowledge of such party, no investigation or review by any Governmental Authority with respect to such party or any of its Subsidiaries is pending or to the knowledge of such party threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same.

3.1.6	Consents, Approvals and Authorizations.

(a)

Consents, Approvals and Authorizations. Such party and its Subsidiaries has obtained and is in compliance with licenses, permits, certificates, orders, grants, classifications, registrations and other consents, approvals and authorizations of any Governmental Authority required by applicable Laws necessary for such party or its Subsidiaries to own its respective assets and to lawfully carry on their respective businesses as they are now being carried on (for greater certainty, excluding any consent, approval or authorization by any Governmental Authority of any product or product candidate which is currently under development).

	(b)	No Violation. None of such party nor any of its Subsidiaries is in conflict with, or in default or violation of any of the consents, approvals or authorizations.

3.1.7	Absence of Proceedings.

(a)

Legal Proceedings. To the knowledge of such party, there is no court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement procedure, or any claim, action, suit, demand, arbitration, charge, indictment, hearing or other similar civil, quasi-criminal or criminal, administrative or investigative material matter or proceeding, or any investigation or inquiry by or complaint before any Governmental Authority (collectively, “proceedings”), against or involving it or any of its Subsidiaries, or any of the businesses, properties or assets of it or any of its Subsidiaries (whether in progress or, to the knowledge of such party, threatened) that could, if adversely determined, result in any claims against, or obligations or liabilities of, such party or any of its Subsidiaries.

(b)

Judgments. To the knowledge of such party, no event has occurred which might reasonably be expected to give rise to any proceeding and there is no judgment, decree, injunction, rule, award or order of any Governmental Authority outstanding against it or any of its Subsidiaries in respect of their businesses, properties or assets.

3.1.8

Governmental Approvals. No authorization, license, permit, certificate, registration, consent, order or approval of, or filing with, or notification to, any Governmental Authority is required to be obtained or made by or with respect to it or any of its Subsidiaries for the execution and delivery of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the Transaction, other than:

	(a)	filing of the Articles of Amalgamation;

	(b)	filings required pursuant to Applicable Securities Laws; and

	(c)	conditional approval of the Exchange for the Transaction.

3.1.9

Restrictions on Business Activities. To the knowledge of such party, there is no agreement, judgment, injunction, order or decree binding upon such party or any of its Subsidiaries that has or could reasonably expected to have the effect of prohibiting or materially restricting or impairing any business practice material to such party and its Subsidiaries, taken as a whole any acquisition of property material to such party and its Subsidiaries, taken as a whole or the conduct of business by such party and its Subsidiaries as currently conducted.

3.2	Representations and Warranties of Stem Cell

Stem Cell and Acquisitionco represent and warrant to Trillium and to the Debentureholders as follows and acknowledge that Trillium and the Debentureholders are relying upon these representations and warranties in entering into this Agreement:

3.2.1

Capital Structure. The authorized capital of Stem Cell consists of an unlimited number of Stem Cell Common Shares, Class B shares and first preferred shares. As at the date of this Agreement, 30,976,936 Stem Cell Common Shares are outstanding and no Class B shares or first preferred shares are outstanding. All outstanding shares of capital of Stem Cell have been duly authorized and validly issued and are fully paid and non-assessable.

3.2.2	Stem Cell Common Shares.

(a)

Stem Cell Common Shares Issuable in Connection with the Transaction. The Stem Cell Common Shares to be issued under the Transaction, will be validly issued in compliance with the constating documents of Stem Cell and all applicable Laws, including the requirements of Applicable Securities Laws, and will be fully paid and non-assessable.

(b)

Securities Exemptions. The Stem Cell Shares, Amalco Class A Pref Shares and Amalco Class B Pref Shares issued under the Transaction will be exempt from the dealer registration and prospectus requirements under Applicable Securities Laws in Canada. Subject to applicable law and the rules of the Exchange, the Stem Cell Shares and Stem Cell Units issued pursuant to the Transaction shall be freely tradeable.

3.2.3	Subsidiaries.

(a)

Ownership of Subsidiary. Stem Cell beneficially owns, directly or indirectly, all of the outstanding shares or other ownership interests of each of Acquisitionco and Stem Cell Therapeutics Inc. free and clear of any material Encumbrances.

(b)

Rights to Acquire Securities. There is no outstanding option, warrant, put, call or other right, entitlement, agreement, understanding or commitment (pre-emptive, contingent or otherwise) giving any other Person the right to acquire any such share or ownership interest in any Subsidiary of Stem Cell and no option, warrant, subscription, put, call, conversion privilege, or other right, agreement, arrangement, entitlement, commitment or understanding (pre-emptive, contingent or otherwise) of any nature whatsoever obligating or which may obligate any such Subsidiary to issue or sell any share or ownership interest of such Subsidiary or security or obligation of any kind convertible into or exchangeable for, or otherwise evidencing a right to acquire, any shares or ownership interest of any such Subsidiary.

(c)

Acquisitionco. Without limiting the generality of the foregoing or of any other provision hereof, all of the outstanding shares of Acquisitionco are held and beneficially owned, directly by Stem Cell. Acquisitionco is a wholly-owed subsidiary of Stem Cell which has not carried on any business or operations of any kind and does not have any liabilities or obligations of any kind whatsoever and does not have any material assets.

3.2.4	No Dissolution. No proceeding has been instituted or is pending for the dissolution, winding-up or liquidation of Stem Cell, Stem Cell Therapeutics Inc. or Acquisitionco.

3.2.5	Rights to Acquire Securities.

(a)

Outstanding Options and Warrants. As at the close of business on the date preceding the date of this Agreement there are outstanding employee stock options, warrants, securities or other rights to acquire Stem Cell Common Shares or any other securities in Stem Cell other than (i) employee stock options to purchase an aggregate of 700,000 Stem Cell Common Shares with an average weighted exercise price of $1.03 per share; (ii) an aggregate of 13,224,090 purchase warrants to purchase Stem Cell Common Shares with a weighted average exercise price of $0.48 per share; and (iii) an aggregate of 941,323 compensation purchase warrants to purchase Stem Cell Common Shares with an exercise price of $0.36 per share.

(b)

No Rights to Acquire Securities. Except for such securities in Section 3.2.5(b) and for the grant of employee stock options to employees as may be permitted pursuant to the terms of its existing stock compensation plan in the normal course, Stem Cell has no outstanding option, warrant, subscription, put, call or other right, entitlement, agreement, understanding or commitment (pre-emptive, contingent or otherwise) of any nature obligating or which may obligate it to issue or sell any shares or other securities, including any security or obligation of any kind convertible into or exchangeable for, or otherwise evidencing a right to acquire, any shares or other securities of Stem Cell.

(c)

Securities Law Compliance. All shares and other securities of Stem Cell, including securities of Stem Cell that are convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of Stem Cell, have been issued in compliance, in all material respects, with all applicable securities Laws.

(d)

Voting Rights. Other than the securities in Section 3.2.5(b), there are no bonds, debentures or other evidence of indebtedness, or other securities, of Stem Cell or any of its Subsidiaries outstanding which have the right to vote generally (or are convertible into or exchangeable for or otherwise evidence a right to acquire, securities which have the right to vote generally) with the Stem Cell Common Shares on the election of directors of Stem Cell or other matters in respect of which holders of Stem Cell Shares are entitled to vote at general meetings of Stem Cell.

(e)

Agreements. There is no outstanding shareholder agreement, voting trust or right to require registration or qualification for sale to the public under any applicable securities laws (including the Applicable Securities Laws) or any other arrangement or commitment to which Stem Cell or any of its Subsidiaries is a party or bound, with respect to the voting, disposition or transfer of any outstanding securities of Stem Cell or any of its Subsidiaries or registration or qualification for sale to the public of any outstanding securities of Stem Cell or any of its Subsidiaries under any securities laws (including the Applicable Securities Laws).

3.2.6	Financial Statements.

(a)

Compliance with IFRS. The Stem Cell Financial Statements have been prepared in accordance with IFRS (International Financial Reporting Standards) applied on a basis consistent with those of previous years except as otherwise stated in the notes to such statements (provided that unaudited interim financial statements are subject to adjustment and the notes to such interim statements may not include all notes or footnotes required under IFRS).

(b)

Contents. To the knowledge of Stem Cell, the Stem Cell Financial Statements, together with the related management’s discussion and analysis, present fairly, in all material respects, the financial position of Stem Cell and its Subsidiaries as at the respective dates thereof and the results of operations of Stem Cell and its Subsidiaries on a consolidated basis for the periods covered thereby (subject, in the case of unaudited statements, to the fact that such statements may not contain all notes or footnotes required under generally accepted accounting principles and subject to normal year-end adjustments that are not expected, individually or in the aggregate, to be material) and the notes to such financial statements and the related management’s discussion and analysis filed under the Applicable Securities Laws do not contain any misstatement of a material fact nor do they omit to state a material fact required to make any statement contained therein not misleading in light of the circumstances in which it was made.

3.2.7	No Undisclosed Liability; Absence of Certain Changes or Events. Except as contemplated in the Stem Cell Disclosure Record and in this Agreement:

(a)

No Undisclosed Liability. Stem Cell and its Subsidiaries have no material liability or material obligation of any nature (whether accrued, absolute, contingent or otherwise), which individually or in the aggregate has not been reflected in the Stem Cell Financial Statements and the related management’s discussion and analysis filed under the Applicable Securities Laws, other than liabilities, indebtedness or obligations incurred by Stem Cell and its Subsidiaries in the ordinary course of business and attributable to the period since December 31, 2011 or incurred in connection with this Agreement or the transactions contemplated herein; and

(b)	Absence of Certain Changes or Events. Since December 31, 2011:

(i)	Conduct of Business. Stem Cell and its Subsidiaries, taken as a whole, have conducted their business only in the ordinary course;

(ii)

Liabilities and Obligations. To the knowledge of Stem Cell, no liability, indebtedness, obligation, expense, claim, deficiency, guarantee or endorsement of any kind or nature (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be reflected in financial statements and related management’s discussion and analysis in accordance with generally accepted accounting principles) material to Stem Cell and any Subsidiary, taken as a whole, has been incurred or assumed by Stem Cell or any Subsidiary other than liabilities or obligations incurred in the ordinary course of business or incurred in connection with this Agreement and the transactions contemplated herein;

(iii)

No Material Adverse Effect. To the knowledge of Stem Cell, there has not occurred (or been threatened) any change, or any condition or event, which individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect with respect to Stem Cell;

(iv)

Employment Matters. No collective bargaining agreement or Stem Cell employee plan has been adopted, entered into, terminated, or amended or modified by Stem Cell or any of its Subsidiaries and there has been except for certain salary increases made in the ordinary course of business, no increase in any manner in any salary or other compensation or benefits payable to or to become payable by Stem Cell or its Subsidiaries to any current or former director, officer, employee or consultant of Stem Cell or any Subsidiary, in any form;

(v)	Constating Documents. There has been no amendment to the articles or by-laws or other constating documents of Stem Cell;

(vi)

Share Capital. Other than the Stem Cell Share Consolidation, there has been (i) no split, combination or reclassification of share capital of Stem Cell or (ii) no issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for shares in its share capital, or (iii) no purchase, redemption or other acquisition of any shares of share capital of Stem Cell or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; and (iv) no amendment of any material term of any outstanding security of Stem Cell or any of its Subsidiaries;

3.2.8	Securities Law Compliance.

(a)

Reporting Issuer. Stem Cell is a “reporting issuer” within the meaning of that expression under the Applicable Securities Laws in each of the provinces of British Columbia, Alberta, Manitoba, Ontario and Nova Scotia and not on the list of reporting issuers in default under the Applicable Securities Laws of such provinces.

(b)

Cease Trade Orders. To the knowledge of Stem Cell, no securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of Stem Cell and Stem Cell is in compliance in all material respects with the Applicable Securities Laws and not materially in default of any material provision of Applicable Securities Laws.

(c)

Inquiry or Investigation. To the knowledge of Stem Cell, no inquiry or investigation (formal or informal) of any Securities Authority is in effect or ongoing or, to its knowledge, expected to be implemented or undertaken which would reasonably be expected to have a Material Adverse Effect on Stem Cell.

	(d)	Exchange Listing. The Stem Cell Shares are listed on the Exchange and trading in the Stem Cell Common Shares is not currently halted or suspended.

(e)

Public Filings. Since December 31, 2011, Stem Cell has filed each report, proxy statement and other document (including financial statements, material change reports and management proxy circulars) required to be filed by Stem Cell under Applicable Securities Laws and the rules and regulations of the Exchange (collectively, including any reports filed with any Securities Authority after the date of this Agreement, the “Stem Cell Reports”).

(f)

Stem Cell Reports. The Stem Cell Reports filed prior to the date of this Agreement are publicly available in full without redaction on SEDAR’s website (and have been so available for not less than two days prior to the date of this Agreement), or copies thereof have otherwise been, and for Stem Cell Reports filed after the date of this Agreement, will otherwise be, provided or made available to Trillium.

(g)

Contents of Filings. The documents and information comprising the Stem Cell Disclosure Record, as at the respective date they were filed, or, as applicable, the time of becoming effective, (or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of such filing) were in compliance in all material respects with Applicable Securities Laws and, where applicable, the rules and policies of the Exchange and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)

Currency of Filing. Stem Cell is current in the filing of all forms, reports, statements and documents required to be filed by it under the Applicable Securities Laws and, where applicable, the rules and policies of the Exchange.

(i)

No Confidential Filings. Stem Cell has not filed any confidential material change report or other Trillium Report on a confidential basis with any Securities Authority in Canada or with the Exchange that at the date of this Agreement remains confidential in whole or in part.

(j)

Subsequent Reports. Each Stem Cell Report filed subsequent to the date of this Agreement will comply, in all material respects, with the requirements of Applicable Securities Laws and the rules and policies of the Exchange and will not, at the time filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(k)

Subsidiaries. No Subsidiary of Stem Cell are, or have at any time been a reporting issuer under any Applicable Securities Laws in Canada and such Subsidiary is not or has not been required to file any form, report, registration statement or other document with any Canadian Securities authority. As used in this section, the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to any Securities Authority.

3.2.9

Financial Advisors. None of Stem Cell or any of its Subsidiaries has incurred any obligation or liability, contingent or otherwise, or agreed to pay or reimburse any broker, finder, financial adviser or investment banker for any brokerage, finder’s, advisory or other fee or commission, or for the reimbursement of expenses, in connection with this Agreement or the transactions contemplated herein except Stem Cell has retained Euro Pacific Canada Inc. as their financial advisors in connection with the completion of the Stem Cell Offering.

3.2.10	Taxes.

(a)

Tax Returns. Stem Cell and each of its Subsidiaries has filed all necessary returns in respect of Taxes and other material reports and information under the Tax Act, the income tax or corporation capital tax legislation of any province of Canada or any foreign country or political subdivision thereof in which it carries on business or to a jurisdiction of which it is otherwise subject, any sales or excise tax legislation of a province of Canada or any foreign country, or political subdivision thereof or legislation affecting any other Taxes, applicable to Stem Cell or its Subsidiaries pursuant to which any of them are liable or required to pay or remit Taxes required to be filed by or in respect of Stem Cell or its Subsidiaries, respectively, for all periods in respect of which such filings are required and under the applicable Laws required to be filed with any Governmental Authority in respect of which such filings are required and due under applicable Laws.

(b)

Tax Remittances. To the knowledge of Stem Cell, Stem Cell and its Subsidiaries have fully and timely paid all material Taxes owed by them (whether or not shown on any return, declaration or report) and have made adequate provision for any Taxes that are not yet due and payable for all taxation years ending on or before the date of this Agreement. Stem Cell and each of its Subsidiaries has withheld and remitted in the manner and within the time required under applicable Laws to tax collection or other authorities such Taxes and other deductions as are required by applicable Laws to be withheld and remitted in respect of any payment made by it.

(c)

Assessments. To the knowledge of Stem Cell, there are no pending or threatened audits, actions, suits, investigations or proceedings and no assessment or reassessment pending or threatened by any Governmental Authority in respect of Taxes owing by Stem Cell or any of its Subsidiaries, and to the knowledge of Stem Cell there are no matters of dispute or matters under discussion with any Governmental Authority relating to Taxes assessed by any Governmental Authority against Stem Cell or any of its Subsidiaries or relating to any matters which could result in claims for Taxes or additional Taxes.

(d)

Taxes Accruing. The Stem Cell Financial Statements accurately reflect, as at the dates thereof, Stem Cell’s liability for Taxes due and accruing, including Taxes for which a tax return was not yet filed or required to be filed.

(e)

Waivers or Extensions. There are no agreements, waivers or other arrangements made by Stem Cell or any of its Subsidiaries material to Stem Cell extending the statutory period of limitations applicable to, or providing for an extension of time with respect to, any assessment or reassessment of Taxes, the filing of any tax return or the payment of any Taxes by Stem Cell or any of its Subsidiaries.

3.2.11

Books and Records. The accounting and financial books and records of Stem Cell fairly set out and disclose in all material respects all material financial transactions of Stem Cell and its Subsidiaries, taken as a whole, and such transactions have been accurately recorded in such books and records.

3.2.12

Corporate Records. To the knowledge of Stem Cell, the minute books and corporate records of Stem Cell containing minutes of meetings and proceedings of, and resolutions passed by (including resolutions consented to in writing), the shareholders and directors (including any committee thereof) of Stem Cell are complete and up-to-date in all material respects and the minutes and resolutions contained therein are complete and accurate.

3.2.13	Intellectual Property.

(a)

Intellectual Property Rights. Stem Cell and its Subsidiaries own or have validly licensed (and are not in material breach of such licenses), all patents, trade-marks, trade names, service marks, domain names, copyrights, know-how, trade secrets, software, technology and other intellectual property and proprietary rights that are material to the conduct of the business, as presently conducted, of Stem Cell and its Subsidiaries, taken as a whole, and sufficient and necessary to enable Stem Cell and its Subsidiaries to conduct such business substantially in the manner in which it is currently being conducted (all such rights as are owned are herein collectively referred to as the “Stem Cell Owned IP Rights” and the Stem Cell Owned IP Rights together with such rights as are licensed are herein collectively referred to as “Stem Cell Intellectual Property Rights”).

(b)

No Infringement of Other Rights. To its knowledge, the Stem Cell Owned IP Rights are valid and enforceable and the conduct of the business of Stem Cell and its Subsidiaries (including the Stem Cell Owned IP Rights and the products and services of Stem Cell and its Subsidiaries) does not infringe upon, misappropriate or otherwise violate any other Person’s intellectual property and proprietary rights, and the entering into of this Agreement and completion of the transactions contemplated herein will not render invalid or unenforceable, or result in the loss or require additional payment with respect to, any Stem Cell Intellectual Property Rights.

(c)

No Infringement of Stem Cell Owned IP Rights. To the knowledge of Stem Cell, there is no material unauthorized use, infringement or misappropriation of any of the Stem Cell Owned IP Rights by any Person, including any employee or former employee of Stem Cell or any of its Subsidiaries.

(d)

Technology. Stem Cell and its Subsidiaries own, or have validly licensed (and are not in material breach of such licenses), all tangible embodiments of the Stem Cell Intellectual Property Rights, whether in electronic, written or other media, including hardware, software and firmware, processed data, technical documentation, technology infrastructure, computer systems, specifications, designs, test reports, routines, formulae, lab notebooks, processes, prototypes, samples, studies and other know-how and works of authorship that are material to the conduct of the business, as presently conducted, of Stem Cell and its Subsidiaries, taken as a whole (collectively, the “Stem Cell Technology”), all of which are up-to-date and sufficient for conducting such business, as presently conducted and Stem Cell and its Subsidiaries have taken commercially reasonable steps to implement and maintain appropriate virus protection and security measures in relation to the Stem Cell Technology and have reasonable back-up systems and a disaster recovery plan adequate to ensure the continuing availability of the functionality of the Stem Cell Technology, and have ownership of or a valid license to the Stem Cell Intellectual Property Rights necessary to allow them to continue to provide the functionality provided by the Stem Cell Technology in the event of any malfunction of the Stem Cell Technology or other form of disaster affecting the Stem Cell Technology.

3.2.14

Compliance with Laws. To the knowledge of Stem Cell, Stem Cell and each of its Subsidiaries has conducted its activities on the lands and properties held or beneficially owned by it or in which it has an interest in material compliance with all applicable Laws and Stem Cell does not have any knowledge of, and none of Stem Cell or any of its Subsidiaries have received any notice of, any claim, regulatory order, investigation or proceeding, pending or threatened against, or which may affect, any of such lands or properties, relating to, or alleging any violation of, any applicable Laws or whether any remedial action is required to be undertaken.

3.3	Representations and Warranties of Trillium

Trillium represents and warrants to Stem Cell, Acquisitionco and the Debentureholders as follows and acknowledges that Stem Cell, Acquisitionco and the Debentureholders are relying upon these representations and warranties in entering into this Agreement:

	3.3.1	Capital Structure. The authorized capital of Trillium consists of an unlimited number of common shares and an unlimited number of Class A preferred shares without par value. As of the date of this Agreement: (i) 16,267,041 Trillium Common Shares and (ii) 3 Trillium Class A Pref Shares are issued and outstanding. All outstanding Trillium Common Shares and Trillium Class A Pref Shares have been duly authorized and validly issued and are fully paid and non-assessable. Schedule 3.3.1 sets out all of the issued and outstanding securities of Trillium.

	3.3.2	Subsidiary. Trillium does not beneficially own, directly or indirectly, any securities or other ownership interests of any Subsidiary, and Trillium does not hold or beneficially own, directly or indirectly, any shares or other ownership interests in the capital of any corporation, body corporate, partnership, joint venture, association or other entity or hold any securities or obligations of any kind which are convertible into or exchangeable for shares or other ownership interests in the capital of any corporation, body corporate, partnership, joint venture, association or other entity and Trillium is not a party to nor bound by any agreement to acquire any share or other security of any other corporation, body corporate, partnership, joint venture, association or other entity.

	3.3.3	No Dissolution. No proceeding has been instituted or is pending for the dissolution, winding up or liquidation of Trillium.

	3.3.4	Rights to Acquire Securities.

(a) Outstanding Options. As at the date of this Agreement there are outstanding Trillium Options to purchase an aggregate of 1,418,250 Trillium Common Shares.

(b)

Outstanding Class A Pref Warrants. As at the date of this Agreement there are outstanding an aggregate of 5,300,752 Trillium Class A Pref Warrants to purchase an aggregate of 5,300,752 Trillium Class A Shares, all of which are held by the Debentureholders.

(c)

Securities Law Compliance. All shares and other securities of Trillium, including securities of Trillium that are convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any shares of Trillium, have been issued in compliance, in all material respects, with all applicable securities Laws.

(d)

Voting Rights. Other than the Trillium Class A Shares, Trillium Common Shares, Trillium Options, Trillium Class A Pref Warrants and the Debentures referred to herein, there are no bonds, debentures or other evidences of indebtedness, or other securities of Trillium outstanding which have the right to vote generally (or are convertible into or exchangeable for or otherwise evidence a right to acquire, securities which have the right to vote generally) with the Trillium Class A Shares or Trillium Common Shares on the election of directors of Trillium or other matters in respect of which holders are entitled to vote at meetings of Trillium.

(e)

Other Rights. There is no outstanding share or stock appreciation right, phantom equity, restricted share unit, deferred share unit or similar right, agreement, arrangement or commitment based on the book value, share price, income or any other attribute of Trillium.

(f)

Agreements. Except for the Fifth Amended and Restated Shareholders’ Agreement and the Fourth Amended and Restated Registration Rights Agreement, each dated as of March 8, 2011 and to which Trillium is a party, there is no outstanding shareholder agreement, voting trust or right to require registration or qualification for sale to the public under any applicable securities laws (including the Applicable Securities Laws) or any other arrangement or commitment to which Trillium is a party or bound, with respect to the voting, disposition or transfer of any outstanding securities of Trillium or registration or qualification for sale to the public of any outstanding securities of Trillium under any securities laws (including the Applicable Securities Laws).

(g)	Shareholder Rights Plan. Trillium has not entered into, and the Board of Directors of Trillium has not adopted or authorized the adoption of, any shareholder rights plan or similar agreement.

3.3.5	Financial Statements.

(a)

Compliance with GAAP. The Trillium Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those of previous years except as otherwise stated in the notes to such statements (provided that unaudited interim financial statements are subject to adjustment and the notes to such interim statements may not include all notes or footnotes required under generally accepted accounting principles).

(b)

Contents. The Trillium Financial Statements, present fairly, in all material respects, the financial position of Trillium on a consolidated basis as at the respective dates thereof and the results of operations of Trillium for the respective periods covered thereby (subject, in the case of unaudited statements, to the fact that such statements may not contain all notes or footnotes required under generally accepted accounting principles and subject to normal year-end adjustments that are not expected to be material) and the notes to such financial statements and do not contain any misstatement of a material fact nor do they omit to state a material fact required to make any statement contained therein not misleading in light of the circumstances in which it was made.

3.3.6	No Undisclosed Liability; Absence of Certain Changes of Events. Except as contemplated this Agreement and the Trillium Financial Statements:

(a)

No Undisclosed Liability. Trillium has no material liability or material obligation of any nature (whether accrued, absolute, contingent or otherwise), which individually or in the aggregate has not been reflected in the Trillium Financial Statements, other than liabilities, indebtedness or obligations incurred by Trillium in the ordinary course of business and attributable to the period since June 30, 2012 or incurred in connection with this Agreement or the transactions contemplated herein; and

	(b)	Absence of Certain Changes or Events. Since June 30, 2012:

		(i)	Conduct of Business. Trillium has conducted its business only in the ordinary course;

(ii)

Liabilities and Obligations. To the knowledge of Trillium, no liability, indebtedness, obligation, expense, claim, deficiency, guarantee or endorsement of any kind or nature (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be reflected in the Trillium Financial Statements in accordance with generally accepted accounting principles) material to Trillium has been incurred or assumed by Trillium other than liabilities or obligations incurred in the ordinary course of business or incurred in connection with this Agreement and the transactions contemplated herein;

(iii)

No Material Adverse Effect. To the knowledge of Trillium, there has not occurred (or been threatened) any change, or any condition or event, which individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect with respect to Trillium;

(iv)

Dividends or Distributions. Trillium has not declared or paid, or set aside for payment, any dividends on or made any other distribution (in either case, in stock or cash or property) on or in respect of any outstanding securities of Trillium and Trillium has not made or authorized any payment to or for the benefit of any former or current director, officer or employee of Trillium (except in the ordinary course of business on a basis consistent with prior years or reimbursement of expenses) and the aggregate amount of compensation and benefits, and reimbursement of expenses incurred on behalf of Trillium, or other payments to any former or current director, officer or employee of Trillium has been paid at greater rates than those in corresponding periods in prior years;

(v)	Loans or Investments. Trillium has not made any loan, advance or capital contribution to or investment in any Person other than loans in the ordinary course of business;

(vi)	Material Contracts. Trillium has not entered into any Material Contract or amended, modified, relinquished, terminated or failed to renew any Material Contract;

(vii)	Constating Documents. There has been no amendment to the articles or bylaws of Trillium;

(viii)

Share Capital. There has been: (i) no split, combination or reclassification of share capital of Trillium or (ii) no issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for shares in its share capital, or (iii) no purchase, redemption or other acquisition of any shares of share capital of Trillium or any rights, warrants or options to acquire any such shares or other securities; and (iv) no amendment of any material term of any outstanding security of Trillium;

(ix)

Encumbrances. There has been no creation or incurrence by Trillium of any material Encumbrance on any of its material properties or assets, or any agreement to do so (except for any lien for unpaid taxes not yet due), other than in the ordinary course of business; and

3.3.7	Securities Law Compliance.

(a)

Non-Reporting Issuer. Trillium is not a “reporting issuer” within the meaning of that expression under the Applicable Securities Laws in any province of Canada; and Trillium has not, at any time been, a reporting issuer under any Applicable Securities Laws in Canada and has not been required to file any form, report, registration statement or other document with any Canadian Securities authority. As used in this section, the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to any Securities Authority

(b)

Inquiry or Investigation. To the knowledge of Trillium, no inquiry or investigation (formal or informal) of any Securities Authority is in effect or ongoing, or to its knowledge, expected to be implemented or undertaken which would reasonably be expected to have a Material Adverse Effect on Trillium.

3.3.8	Employment Agreements and Other Arrangements.

(a)

Termination or Change of Control Agreements. Trillium is not a party to or bound by any employment, retention or change of control agreement or other contract, commitment, arrangement, obligation or understanding (including any contract of employment or contract for service, contract of personal service, whether as a dependent or independent contractor, agent, secondee, temporary or leased employee or consultant or otherwise) relating to any retention, bonus, severance, termination, unemployment compensation, golden parachute, change of control payment, or termination payment or notice of termination to any former or current director, officer or employee in connection with termination of their office or employment or following a change of control, other than as required by applicable Laws for employees without agreements as to notice or severance.

(b)

Loans or Indebtedness. Trillium does not have any loans or indebtedness outstanding or owing (other than obligations incurred in the ordinary course of business with respect to employee benefits and salaries and wages, management or other fees or reimbursement of expenses) to any former or current director, officer or employee of Trillium.

(c)

Royalty or Other Interests. No former or current director, officer or employee of Trillium owns, has or is entitled to any royalty, net profits interest, carried interest or other Encumbrance of any kind or nature whatsoever which is based on revenues from any of the properties or assets of Trillium or any revenue or rights attributed thereto, or has any cause of action or other claim whatsoever against, or owes any amount to, Trillium, except for any claims in the ordinary course of business, such as for accrued vacation pay, accrued employee benefits or reimbursement of expenses.

3.3.9

Financial Advisors. Trillium has not incurred any obligation or liability, contingent or otherwise, or agreed to pay or reimburse any broker, finder, financial adviser or investment banker for any brokerage, finder’s, advisory or similar fee or commission, or for the reimbursement of expenses, in connection with this Agreement or the transactions contemplated herein except for the $50,000 (plus 13% HST) payable to Cameron Groome in connection with the Transaction.

3.3.10	Taxes.

(a)

Tax Returns. Trillium has filed all necessary returns in respect of Taxes and other material reports and information under the Tax Act, the income tax or corporation capital tax legislation of any province of Canada or any foreign country or political subdivision thereof in which it carries on business or to a jurisdiction of which it is otherwise subject, any sales or excise tax legislation of a province of Canada or any foreign country, or political subdivision thereof or legislation affecting any other Taxes, applicable to Trillium pursuant to which any of them are liable or required to pay or remit Taxes required to be filed by or in respect of Trillium for all periods in respect of which such filings are required and under the applicable Laws required to be filed with any Governmental Authority in respect of which such filings are required and due under applicable Laws.

(b)

Tax Remittances. To the knowledge of Trillium, Trillium has fully and timely paid all material Taxes owed by them (whether or not shown on any return, declaration or report) and have made adequate provision for any Taxes that are not yet due and payable for all taxation years ending on or before the date of this Agreement. Each of Trillium and any Subsidiary has withheld and remitted in the manner and within the time required under applicable Laws to tax collection or other authorities such Taxes and other deductions as are required by applicable Laws to be withheld and remitted in respect of any payment made by it.

(c)

Assessments. To the knowledge of Trillium, there are no pending or threatened audits, actions, suits, investigations or proceedings and no assessment or reassessment pending or threatened by any Governmental Authority in respect of Taxes owing by Trillium and to the knowledge of Trillium there are no matters of dispute or matters under discussion with any Governmental Authority relating to Taxes assessed by any Governmental Authority against Trillium or relating to any matters which could result in claims for Taxes or additional Taxes.

(d)

Taxes Accruing. The Trillium Financial Statements accurately reflect as of the dates thereof, Trillium’s liability for Taxes due and accruing, including Taxes for which a tax return was not yet filed or required to be filed.

(e)

Waiver or Extensions. There are no agreements, waivers or other arrangements made by Trillium extending the statutory period of limitations applicable to, or providing for an extension of time with respect to, any assessment or reassessment of Taxes, the filing of any tax return or the payment of any Taxes by Trillium.

3.3.11	Material Contracts.

(a)

Material Contracts. Other than as disclosed in writing to Stem Cell prior to the signing of this Agreement, Trillium is not a party to or bound by any outstanding Material Contact other than this Agreement. All such Material Contracts are in full force and effect, in all material respects unamended.

(b)

Performance of Obligations. Trillium has performed in all material respects all of the obligations to be performed by them, and are entitled to all material rights and benefits under all of such Material Contracts.

(c)

No Breaches. To the knowledge of Trillium, there exists no material breach or default or event of default or event, occurrence, condition or act with respect to Trillium or to the knowledge of Trillium, the other contracting party or otherwise that, with or without the giving of notice, the lapse of time or the happening of any other event or condition, would (A) constitute a breach or become a default or event of default or (B) result in the loss or expiration of any right or option by Trillium (or the gain thereof by any third party), under any Material Contract to which Trillium is a party or by which Trillium is bound.

3.3.12

Required Consents. Except for the consent required under the Contribution Agreement dated as of February 1, 2012 (as amended March 14, 2012) between Trillium and Her Majesty the Queen in Right of Canada, to the knowledge of Trillium, there are no Material Contracts to which Trillium is a party where any waiver, consent or approval by the other party thereto is required to be obtained by Trillium in order for Trillium to consummate the Transaction.

3.3.13

Books and Records. The accounting and financial books and records of Trillium fairly set out and disclose in all material respects all material financial transactions of Trillium and such transactions have been accurately recorded in such books and records.

3.3.14

Corporate Records. To the knowledge of Trillium, the minute books and corporate records of Trillium containing minutes of meetings and proceedings of, and resolutions passed by (including resolutions consented to in writing), the shareholders and directors (including any committee thereof) of Trillium are complete and up-to-date in all material respects and the minutes and resolutions contained therein are complete and accurate.

3.3.15	Intellectual Property.

(a)

Intellectual Property Rights. Trillium owns, or has validly licensed (and are not in material breach of such licenses), all patents, trade-marks, trade names, service marks, domain names, copyrights, know-how, trade secrets, software, technology and other intellectual property and proprietary rights that are material to the conduct of the business, as presently conducted, of Trillium and necessary to enable Trillium to conduct such business substantially in the manner in which it is currently being conducted (all such rights as are owned are herein collectively referred to as the “Trillium Owned IP Rights” and the Trillium Owned IP Rights together with such rights as are licensed are herein collectively referred to as “Trillium Intellectual Property Rights”). The Trillium Intellectual Property Rights are as described in Schedule 3.3.15 hereto.

(b)

No Infringement of Other Rights. To its knowledge, the Trillium Owned IP Rights are valid and enforceable and the conduct of the business of Trillium (including the Trillium Owned IP Rights and the products and services of Trillium) does not infringe upon, misappropriate or otherwise violate any other Person’s intellectual property and proprietary rights, and the entering into of this Agreement and completion of the transactions contemplated herein will not render invalid or unenforceable, or result in the loss or require additional payment with respect to, any Trillium Intellectual Property Rights.

(c)

No Infringement of Trillium Owned IP Rights. To the knowledge of Trillium, there is no material unauthorized use, infringement or misappropriation of any of the Trillium Owned IP Rights by any Person, including any employee or former employee of such party.

(d)

Technology. Trillium owns, or has validly licensed (and are not in material breach of such licenses), all tangible embodiments of the Trillium Intellectual Property Rights, whether in electronic, written or other media, including hardware, software and firmware, processed data, technical documentation, technology infrastructure, computer systems, specifications, designs, test reports, routines, formulae, lab notebooks, processes, prototypes, samples, studies and other know-how and works of authorship that are material to the conduct of the business, as presently conducted, of Trillium (collectively, the “Trillium Technology”), all of which are up-to-date and sufficient for conducting such business, as presently conducted, and Trillium has taken commercially reasonable steps to implement and maintain appropriate virus protection and security measures in relation to the Trillium Technology and have reasonable back-up systems and a disaster recovery plan adequate to ensure the continuing availability of the functionality of the Trillium Technology, and have ownership of or a valid license to the Trillium Intellectual Property Rights necessary, to allow them to continue to provide the functionality provided by the Trillium Technology in the event of any malfunction of the Trillium Technology or other form of disaster affecting the Trillium Technology.

(e)

No Obligation to Compensate Others. To the knowledge of Trillium, Trillium is not compensating or has any obligation to compensate or account to any Person for the use of any of the Trillium Intellectual Property Rights or Trillium Technology.

(f)

No Restrictions. To the knowledge of Trillium, no Trillium Intellectual Property Rights are subject to any outstanding judgment, decree, order, writ, award, injunction or determination of any court or Governmental Authority (other than office actions and correspondence regarding pending patent applications and trademark applications) or arbitration restricting in any manner the rights of Trillium with respect thereto, except to the extent any such restriction would not have a Material Adverse Effect on Trillium.

(g)

No Misappropriation. To the knowledge of Trillium, no employee, independent contractor or agent of Trillium has misappropriated any trade secrets of any other Person in the course of performance as an employee, independent contractor or agent of its business and, to the knowledge of Trillium, no employee, independent contractor or agent of Trillium is in default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of any Trillium Intellectual Property Rights or Trillium Technology.

(h)

No Governmental Funding. Except as contemplated under the Contribution Agreement dated as of February 1, 2012 (as amended March 14, 2012) between Trillium and Her Majesty the Queen in Right of Canada, no funding facilities or personnel of any Government Authority or educational institution were used, directly or indirectly, to develop or create, in whole or in part, any of the Trillium Intellectual Property Rights or Trillium Technology.

(i)

No Required Licenses or Impairment. To the knowledge of Trillium, Trillium has not made any written submission to, and is not subject to any agreement with, any standard bodies or other entities that would obligate Trillium to a grant license to any Person, or otherwise impair its control of the Trillium Intellectual Property Rights.

3.3.16

Compliance with Laws. To the knowledge of Trillium, Trillium has conducted its activities on the lands and properties held or beneficially owned by it or in which it has an interest in material compliance with all applicable Laws and Trillium does not have any knowledge of, and Trillium has not received any notice of, any claim, regulatory order, investigation or proceeding, pending or threatened against, or which may affect, any of such lands or properties, relating to, or alleging any violation of, any applicable Laws or whether any remedial action is required to be undertaken.

3.3.17

Trillium Notice. The Trillium Notice will comply as to form in all material respects with the requirements of the Applicable Securities Laws. On the date filed with Securities Authorities and on the date first published, sent or given to the Trillium Shareholderholders, the Trillium Notice will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading.

4.	PURCHASE OF DEBENTURES AND CANCELATION OF WARRANTS

4.1	Representations and Warranties of the Debentureholders

Each of the Debentureholders represents and warrants (as several, and not joint and several representations) to Trillium, Stem Cell and Acquisitionco as follows and acknowledges that each of Trillium, Stem Cell and Acquisitionco is relying upon such representations and warranties in entering into this Agreement:

(a)

Such Debentureholder has all necessary authority to enter into this Agreement, sell its Debentures and Trillium Class A Pref Warrants, and otherwise perform its obligations hereunder and complete the transactions contemplated hereby;

(b)

The execution and delivery by such Debentureholder, and the performance of its obligations under this Agreement and the completion of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents of the such Debentureholder;

(c)

This Agreement has been duly authorized, executed and delivered by such Debentureholder and is a valid and binding obligation of such Debentureholder enforceable against such Debentureholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or other laws of general application affecting the rights of creditors and the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought;

(d)	Such Debentureholder is a resident of Canada for the purposes of the Tax Act;

(e)

The Debentures and the Trillium Class A Pref Warrants are beneficially owned by such Debentureholder with good title thereto, free and clear of all charges, liens, pledges or other encumbrances and rights of others and are transferable in accordance with the terms and conditions thereof;

(f)

Upon payment to such Debentureholder of the portion of the Debenture Purchase Price payable to such Debentureholder, as directed by such Debentureholder, Trillium shall cease to have any obligations and liabilities to such Debentureholder under the transferred Debentures or the Trillium Class A Pref Warrants; and

(g)

Such Debentureholder will execute and deliver all documentation as may be required to permit the sale, transfer, assignment and conveyance of the Debentures and the Trillium Class A Pref Warrants held by it on the terms set forth herein and such Debentureholder will execute, deliver, file and otherwise assist Stem Cell in filing such reports, undertakings and other documents with respect to the sale of the Debentures and the Trillium Class A Pref Warrants as may be required by applicable securities laws or by any securities regulatory authority or stock exchange or other regulatory authority as may be requested by Stem Cell.

For greater certainty, nothing contained in this Agreement shall result in any liability upon any Debentureholder other than as a result of the breach by such Debentureholder of the representations and warranties contained in this Section 4.1 or breaches by such Debentureholder of the covenants given by such Debentureholder pursuant to Section 5.3. Without limiting the generality of the foregoing, no Debentureholder shall have any liability or responsibility in respect of any breach of a representation, warranty or covenant by either another Debentureholder or by Trillium hereunder.

5.	COVENANTS

5.1	Mutual Covenants of Stem Cell, Trillium and Acquisitionco

Except as is otherwise expressly permitted or specifically contemplated in this Agreement or as may be required by applicable Laws and except with the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, each of Stem Cell, Trillium and Acquisitionco hereto covenants and agrees to the other and to the Debentureholders, subject to the terms of this Agreement, that, until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms:

5.1.1	Conduct of Business.

(a)

Conduct of Business. The business of such party and its Subsidiaries will be conducted only in the ordinary course in a manner that is consistent with the manner in which the business generally has been operated up to the date of this Agreement;

(b)

Preserve Organization and Assets. It will, in the ordinary course of business, use commercially reasonable efforts to preserve the business organization of such party and its subsidiaries intact and to maintain and preserve the assets, properties, material rights, licenses and franchises and goodwill of such party and its subsidiaries, to keep available the services of the current officers and employees of such party and its subsidiaries, and to maintain the relationships and goodwill of such party and its subsidiaries with customers, suppliers, distributors, creditors, licensors, licensees, lessors, employees, business associates and other persons having significant business dealings or relations with such party or any of its subsidiaries;

(c)

Maintain Assets. It will, in the ordinary course of business maintain and keep its material properties and assets in as good repair and condition as at the date of this Agreement, subject to ordinary wear and tear, all for the purpose of endeavouring to maintain its goodwill and ongoing business; and

(d)

Keep Other Party Informed. It will keep the other party fully informed as to the material decisions or actions made or required to be made with respect to, and material developments relating to, the operation of its business and consult with the other party in respect of the operation of its ongoing business.

5.1.2	Restrictions. It will not, and, where applicable, it will not permit any of its Subsidiaries to, directly or indirectly:

(a)

Constating Documents. Alter or amend, or adopt any change to, or authorize any alteration or amendment or change to, the constating documents of such party or alter or amend, or adopt any change, or authorize any alteration or amendment or change to, the constating documents of any of its Subsidiaries;

(b)

Dividends or Distributions. Declare, set aside or pay any dividend on, or make any other distribution or payment or return of capital (whether in cash, stock, securities or property or any combination thereof) in respect of the Trillium Shares, in the case of Trillium, or the Stem Cell Shares, in the case of Stem Cell, or any shares of its share capital or other voting security or other equity security of any Subsidiary of such party that is not directly or indirectly a wholly-owned subsidiary of such party that is owned by a Person other than such party or a wholly-owned subsidiary of such party, other than;

(c)

Capital Reorganization. Split, divide, subdivide, consolidate, combine, exchange or reclassify any of the shares of its capital stock or other equity securities or voting shares or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, any of such shares or other equity securities or voting securities;

(d)

Issuance of Securities. Other than the Stem Cell Offering, allot, reserve, set aside, issue, sell, deliver, grant or pledge, or agree to reserve, set aside, allot, issue, sell, deliver, grant or pledge, any shares of its share capital, or any shares or equity securities or voting securities of any Subsidiary of such party, or any securities or obligations convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of its capital stock or shares of capital stock or equity securities or voting securities of any of the Subsidiaries of such party;

(e)

Redemptions or Purchases. Redeem, purchase or otherwise acquire or retire any of the outstanding shares of its capital stock or other equity securities or voting securities issued by it, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any such shares, equity securities or voting securities, or enter into or announce any agreement or arrangement with respect to the sale or repurchase of any such securities, or registration of any of its securities under any applicable securities laws (including the Applicable Securities Laws), except for transactions required under the terms of such securities or any plans, arrangements, commitments or understandings existing as at the date of this Agreement;

(f)

Amendment of Share Rights. Amend or modify any of the shares in its capital stock or amend or modify in any material respect any of the shares in the capital stock or other equity securities or voting securities of any subsidiary of such party or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, any such shares or equity or voting securities, or any of the instruments or agreements governing such shares, equity securities or voting securities;

(g)

Dissolution. Resolve or propose that it be wound up, dissolved or liquidated or consolidated or amalgamated or merged into any other Person, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding up, dissolution or liquidation or adopt any plan or agreement of, or resolutions authorizing, approving or providing for, complete or partial liquidation, dissolution, winding-up, merger, consolidation, amalgamation, reorganization, arrangement, restructuring, recapitalization or other reorganization of such party of any of its subsidiaries;

(h)

Accounting Policies or Principles. Make any changes to its existing accounting policies and principles (including by adopting any new accounting policies or principles) or make any material changes to any of its accounting methods, practices or procedures (including by adopting any material new accounting methods, practices or procedures), except as required by applicable Laws or under generally accepted accounting principles;

(i)

Tax Elections. Make, change, revoke or rescind any election relating to Taxes, materially amend any Tax return, surrender any right to claim a Tax refund, offset or other reduction in Tax liability, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation or controversy relating to Taxes; or

(j)	Contracts. Enter into, modify or terminate any Material Contract to do any of the foregoing.

5.1.3	Notice of Material Adverse Events. It will notify the other party in writing:

(a)	Material Adverse Effects. Of any circumstances or development occurring after the date of this Agreement that had, or would reasonably be expected to have, a Material Adverse Effect on it;

(b)

Damage. Of the occurrence of any loss, breakage or damage to properties or assets owned by such party or any of its subsidiaries in excess of $10,000 (irrespective of insurance or third party proceeds which have been or may be received in connection with such loss, breakage or damage);

(c)

Representations and Warranties. Of any circumstances or development that, to its knowledge, would reasonably be expected to cause any of its representations and warranties contained in sections 3.1 or 3.2, in the case of Stem Cell and Acquisitionco, or sections 3.1 and 3.3, in the case of Trillium, not to be true and correct in all material respects at the Effective Date (or in the case of any representation or warranty that refers to a specified date, as of such specified date), such that the condition in section 6.2.1 or 6.3.1 would not be satisfied; and

(d)

Breach or Default. Of any material breach or default by it of any obligation, covenant or agreement in this Agreement to be performed and complied with by it on or before the Effective Date provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties herein.

5.1.4

Other Restrictions. It will not, and, where applicable, will not permit any of its Subsidiaries to, directly or indirectly, except in the ordinary course of business or pursuant to any contract existing as at the date of this Agreement:

(a)

Disposition of Assets. Sell, assign, lease, license, transfer, dispose of or pledge or encumber any of its assets or properties (including the shares or other equity securities or voting securities of any Subsidiary) of such party or of any Subsidiary (other than transactions between two or more Subsidiaries of such party that each directly or indirectly is a wholly-owned Subsidiary of such party or between such party and one or more such wholly-owned Subsidiaries of such party);

(b)

Acquisitions. Except for transactions between two or more Subsidiaries of such party that each directly or indirectly is a wholly-owned Subsidiary of such party or between such party and one or more such wholly-owned Subsidiary of such party, acquire (by merger, amalgamation, plan of arrangement, consolidation or business combination or acquisition of shares or other voting or equity securities or interests or acquisition or lease of assets or otherwise) any business or assets of any corporation, partnership, association or other business organization or division thereof, or any property or asset, or make any investment (either by the purchase of securities, contributions of capital, property transfer, or purchase of any property or assets of any other Person), or enter into or extend any option to acquire, or exercise an option to acquire, any property or assets, if any of the foregoing would reasonably be expected to be material to such party and its subsidiaries, taken as a whole;

(c)

Indebtedness. Incur any indebtedness for borrowed money or purchase money indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, in each case, in excess of $25,000, except pursuant to existing credit facilities or debt instruments (or the agreements, indentures or guarantees governing or relating to such facilities or instruments);

(d)

Loans, Advances or Expenditures. Make any loans, advances or capital contributions to, or investments in, any other Person, other than direct or indirect wholly-owned Subsidiaries of such party, in excess of $10,000;

(e)

Satisfaction of Obligations. Pay, discharge or satisfy any claim, liability or obligation which is material to such party and its Subsidiaries, taken as a whole, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Stem Cell Financial Statements, in the case of Stem Cell, or in the Trillium Financial Statements, in the case of Trillium;

(f)

Releases. Except pursuant to transactions between two or more Subsidiaries of such party that each directly or indirectly is a wholly-owned Subsidiary of such party or between such party and one or more such wholly-owned Subsidiaries of such party, waive, release, grant or transfer any rights which have a value which is material to such party and its Subsidiaries, taken as a whole;

(g)

New Business Activities. Except as disclosed in the Stem Cell Supplement, engage in any new business, enterprise or other activity that is material to such party and its Subsidiaries, taken as a whole, and that is inconsistent with the existing businesses of such party and its Subsidiaries in the manner such existing businesses generally have been carried on prior to the date of this Agreement; or

5.1.5

Material Contracts. Except as disclosed in the Stem Cell Supplement, not permit any of its Subsidiaries to, directly or indirectly, except in the ordinary course of business and except for transactions between two or more Subsidiaries of such party that each directly or indirectly is a wholly-owned Subsidiary of such party or between such party and one or more such wholly-owned Subsidiaries:

(a)

Restriction on Activities. Enter into any Material Contract that would limit or otherwise restrict such party or any of its Subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict Stem Cell or any of its Subsidiaries or any of their successors, in each case from engaging or competing in any line of business or in any geographic area; or

(b)

Termination or Amendment of Material Contracts. Terminate, cancel or amend in any material respect any Material Contract, where such termination, cancellation or amendment has had a Materially Adverse Effect on such party.

5.1.6

Actions and Proceedings. Such party will not, and will not permit any of its Subsidiaries to, except in the ordinary course of business, voluntarily waive, release, assign, settle or compromise (i) any proceeding that is material to such party and its subsidiaries taken as a whole; (ii) any proceeding that is brought by any current, former or purported holder of any securities of such party in its capacity as such; where, in each case, such waiver, release, assignment, settlement or compromise (A) requires any payment to any Person by such party or any subsidiary or (B) adversely affects in any material respect the ability of such party and its subsidiaries taken as a whole to conduct their business in a manner consistent with past practice.

5.1.7	Insurance.

(a)

Such party will use its commercially reasonable efforts to cause the current insurance (or re-insurance) policies maintained by such party or any of its subsidiaries, including directors’ and officers’ liability insurance, not to be cancelled or terminated or any of the coverage thereunder permitted to lapse, unless at the time of such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductions and providing coverage comparable to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; provided that neither such party nor any of its Subsidiaries will obtain or renew any insurance (or re-insurance) policy for a term exceeding 12 months.

(b)

Additionally, upon the occurrence of the Effective Date, Stem Cell agrees that Trillium shall be entitled to directors’ and officer’s liability insurance for Trillium’s present and former directors and officers, covering claims made prior to and within six years after the Effective Date and on a “trailing” or “run-off” basis, which has scope and coverage substantially equivalent in scope and coverage consistent with standard industry practice. Stem Cell agrees to maintain such insurance in place and agrees not to take any action, or to cause Stem Cell to take any action, to terminate such directors’ and officers’ liability insurance or any indemnity agreements in favour of current directors and officers of Trillium in place prior to the date hereof and in the form disclosed to Stem Cell prior to the date hereof. Alternatively, Stem Cell may notify Trillium prior to the Effective Date that such coverage is to be provided under Stem Cell’s officer’s and directors’ liability insurance, in which case the foregoing shall apply mutatis mutandis to Stem Cell’s coverage in respect thereof. The provisions of this Section 5.1.7 are intended for the benefit of present and former directors and officers of Trillium, as and to the extent applicable in accordance with its terms, and shall be enforceable by each of such persons and his heirs, executors, administrators and other legal representatives (collectively, the “Third Party Beneficiaries”) and Trillium and any successor to Trillium shall hold the rights and benefits under this section in trust for and on behalf of the Third Party Beneficiaries and Trillium hereby accepts such trust and agrees to hold the benefit of and enforce performance of such covenants on behalf of the Third Party Beneficiaries and which rights are in addition to and not in substitution for any other rights the Third Party Beneficiaries may have by contract or otherwise.

5.2	Access to Information

5.2.1

Access. Until the earlier of the Effective Date and the termination of this Agreement, each of Stem Cell and Trillium (in this section 5.2 referred to as the “first party”) will at all reasonable times permit representatives of the other party reasonable access (in a manner that minimizes disruption to the conduct of the first party’s business) during normal business hours to its properties and its books and records including material contracts, agreements, indentures and instruments, minute books and share registers, and senior officers and other management personnel and give such other party and its representatives such copies and information with respect thereto as may be reasonably required, subject, however, to such access not interfering with the conduct of the business of the first party and provided that:

	(a)	no party will contact employees of the other party except after prior consultation with the Chief Financial Officer or Corporate Secretary of the other party;

	(b)	no first party will be required to permit any inspection or to disclose any information, if in the reasonably judgment of such first party such inspection or disclosure could:

(i) result in the disclosure of any trade secrets of third parties or customer specific or competitively sensitive information;

(ii)

violate any obligation of the first party with respect to confidentiality, including information subject to a written confidentiality agreement, covenant or obligation or undertaking with a third party (provided that, at the request of the other party, the party will use commercially reasonable efforts to obtain the consent of the entity in whose favour the obligation exists to the disclosure of any information reasonably requested by the other party which is material to the first party and its Subsidiaries, taken as a whole);

(iii)	jeopardize protections afforded the first party under any attorney-client privilege or attorney work product doctrine or otherwise undermine or void any applicable legal privilege; or

(iv)	violate any Laws.

5.2.2

Nothing contained in this Agreement shall be interpreted to extend to the acts or omissions of any person acting in his or her capacity as a director or officer of Stem Cell or Trillium or otherwise to fetter the proper exercise of discretion of such person.

5.2.3	Nothing in this Agreement will prohibit, prevent or restrict either Stem Cell or Trillium or their Board of Directors thereof from:

(a)

responding, within the time and manner required by the Applicable Securities Laws, to any take-over bid or tender or exchange offer made for its shares or other securities, including making appropriate disclosure with respect thereto to the securityholders of such party; or

(b)	calling and holding a meeting of its shareholders requisitioned by shareholders or ordered to be held by a court in accordance with applicable Laws;

5.3	Covenants of Debentureholders

Except as is otherwise expressly permitted or specifically contemplated in this Agreement or as may be required by applicable Laws and except with the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, each of the Debentureholders covenants and agrees to Stem Cell, Trillium and to the other Debentureholders, severally and not jointly and severally, subject to the terms of this Agreement, that, until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms as follows:

(a)	Such Debentureholder agrees to vote, either in person or by proxy, all of their Trillium Common Shares and Tillium Class A Pref Shares in favour of the Transaction Resolution at the Trillium Meeting;

5.4	Additional Mutual Covenants

Each of Stem Cell, Acquisitionco and Trillium, as applicable, will perform all obligations required to be performed by it under this Agreement and, in connection therewith, use commercially reasonable efforts to do such acts or things as may be necessary in order to consummate and make effective the Transaction on the terms and subject to the conditions set out herein. Each of such parties covenants and agrees that, subject to the terms and conditions set out herein:

5.4.1	Consents. It will use commercially reasonable efforts to obtain all waivers, consents and approvals from other parties required to be obtained by it or its Subsidiaries to consummate the Transaction.

5.4.2

Satisfaction of Conditions. It will use its commercially reasonable efforts to satisfy, or cause to be satisfied, each of the conditions precedent set forth in Article 6 hereof on or before the Effective Date.

5.4.3

Exchange Approval. Stem Cell and Trillium will use its reasonable commercial efforts to obtain any necessary approval of the Exchange to the transactions contemplated in this Agreement, including, upon completion of the Transaction.

5.4.4

Trillium Options. Following the date hereof and prior to the Effective Date, the board of directors of Trillium shall resolve, in accordance with the provisions of the Trillium ESOP that, upon the occurrence of Effective Date, all issued and outstanding Trillium Options shall no longer have the right to acquire Trillium Common Shares but shall only have the right, upon being duly exercised in accordance with their terms, to acquire Amalco Class B Shares.

5.5	Confidentiality

5.5.1

Confidential Information. All information provided by any party to the other, in any form, whether written, electronic or verbal, as to financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the other party (the “Confidential Information”), will be kept confidential by the other party, notwithstanding the termination of this Agreement, other than information that:

(a)	has become generally available to the public;

(b)	was available to a party hereto or its representatives on a non-confidential basis before the date of this Agreement; or

(c)

has become available to a party hereto or its representatives on a non-confidential basis from a person who is not, to the knowledge of such party or its representatives, otherwise bound by confidentiality obligations to the provider of such information or otherwise prohibited from transmitting the information to the party or its representatives.

5.5.2

No Disclosure. No Confidential Information may be released to third parties other than legal counsel and other advisors to the parties hereto without the consent of the provider thereof, except that the parties hereto agree that they will not unreasonably withhold such consent to the extent that such Confidential Information is compelled to be released by legal process or must be released to regulatory bodies or included in public documents. In the event that this Agreement is terminated, all documents, if any, of a confidential nature delivered by either Stem Cell or Trillium to the other or to their respective representatives, and all copies thereof, shall be immediately returned to the party supplying same.

5.6	Privacy Matters

	5.6.1	Disclosure of Personal Information. Stem Cell, Acquisitionco and Trillium acknowledge and agree that:

(a)

certain information provided by Trillium to Stem Cell or Acquisitionco in connection with the transactions contemplated hereunder constitutes Personal Information (the “Disclosed Personal Information”) which is necessary in connection with completion of the Transaction;

		(b)	that the disclosure of the Disclosed Personal Information relates solely to the carrying on of the business of Trillium or Stem Cell or the completion of the Transaction; and

		(c)	that such Disclosed Personal Information:

(i)	may not be used for any purpose other than those related to the performance of this Agreement;

(ii)

must be kept strictly confidential and Trillium, Stem Cell and Acquisitionco will ensure that access to such Personal Information will be restricted to those officers, employees and other authorized representatives and advisors of Trillium, Stem Cell and Acquisitionco who have a bona fide need for access to such information and will instruct those representatives to protect the confidentiality of such information in a manner consistent with the obligations of Trillium, Stem Cell and Acquisitionco hereunder; and

(iii)

upon the termination of this Agreement, or otherwise upon the request of Trillium, Stem Cell and Acquisitionco will forthwith cease all use of the Disclosed Personal Information acquired by Trillium, Stem Cell and Acquisitionco in connection with this Agreement and will return to Trillium or, at Trillium’s request, destroy in a secure manner the Disclosed Personal Information (and any copies).

5.6.2	Use of Personal Information. In addition to the foregoing obligations:

(a)

Trillium, Stem Cell and Acquisitionco agree to employ appropriate technology and procedures to prevent accidental loss or corruption of the Disclosed Personal Information, unauthorized input or access to the Disclosed Personal Information, or unauthorized or unlawful collection, storage, disclosure, recording, copying, alteration, removal, deletion, use or other processing of the Disclosed Personal Information; and

(b)

each of Trillium, Stem Cell and Acquisitionco agree to promptly notify the other of all inquiries, complaints, requests for access and claims of which the party is made aware in connection with the Disclosed Personal Information, and the parties will fully cooperate with one another, with the persons to whom the Disclosed Personal Information relates, and any Governmental Authority charged with enforcement of Applicable Privacy Laws, in responding to such inquiries, complaints, requests for access, and claims.

5.7	Directors and Officers

5.7.1

Directors. Upon completion of the Transaction, the Board of Directors of Stem Cell shall consist of 7 directors, with the proposed directors upon completion of the Transaction, being Mr. David AIIan, Dr. James DeMesa, Dr. Henry Friesen, Mr. Dean Peterson, Dr. Niclas Stiernholm, Dr. Calvin Stiller and Dr. Michael Moore and each member of such Board of Directors, will serve until the earlier of their resignation or renewal or until their respective successors are duly elected or appointed, as the case may be.

5.7.2

Officers. Upon completion of the Transaction, the following individuals shall be the officers of Stem Cell: David AIIan, Chairman, Dr. Niclas Stiernholm, Chief Executive Officer, Dr. Bob Uger, Chief Scientific Officer, Dr. Penka Petrova, Vice President Drug Development and Mr. James Parsons, Chief Financial Officer, subject to such individuals concluding employment arrangements with Stem Cell on terms acceptable to the Board of Directors of Stem Cell until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, as the case may be.

5.7.3

Waiver of Severance. Prior to the Effective Date, Dr. Niclas Stiernholm and any other continuing officer of Trillium if applicable, shall have entered into an new employment agreement with Stem Cell on substantially the same terms as his existing Trillium employment contract. Any change of control, severance, termination or unemployment compensation, payable by Trillium pursuant to the existing Trillium employment, including Dr. Stiernholm’s Trillium employment contract, shall have been waived prior to the Effective Date in respect of the Transaction, other than as required by applicable Laws for employees without agreements as to notice or severance

5.7.4

Indemnification. All rights to indemnification existing in favour of those persons who are directors and officers of Trillium as of the date of this Agreement (the “Indemnified Managers”) for their acts and omissions occurring prior to the Effective Time shall remain in full force and effect notwithstanding the transaction contemplated herein until the expiration of the applicable limitations period with respect to any claims against the Indemnified Managers arising out of such acts or omissions, and Stem Cell hereby assumes and agrees to be responsible for any such indemnification.

5.8	Employee Benefits and Related Matters

5.8.1

Stem Cell agrees, and after the Effective Date will cause Trillium or any of its Subsidiaries, as the case may be, to: (i) continue to employ the current employees of Trillium; and (ii) maintain, until their replacement following the closing of the Transaction contemplated herein, employee benefits pursuant to employee benefit plans, programs, policies or arrangements currently maintained by Trillium.

5.8.2

Nothing herein shall be construed as limiting Stem Cell’s ability to amend, modify or terminate any individual employee benefit plan or arrangement of Trillium, Stem Cell or any of their respective subsidiaries, or (iii) requiring Stem Cell to maintain any particular level of employee benefits for any individual employee following the Effective Date subject to compliance with Section 5.8.1.

5.9	Non-Solicit

5.9.1

Trillium shall immediately cease and cause to be terminated any existing solicitation, encouragement, activity, discussion or negotiation with any parties by Trillium, any of its subsidiaries or any of its or its subsidiaries’ officers, directors, employees, representatives and agents with respect to an Acquisition Proposal whether or not initiated by Trillium and in connection therewith, Trillium shall request (and exercise all rights it has to require) the return of information regarding Trillium and its subsidiaries previously provided to such parties and shall request (and exercise all rights it has to require) the destruction of all materials including or incorporating any information regarding Trillium and its subsidiaries.

5.9.2

Subject to Section 5.10, Trillium agrees that it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries’ officers, directors, employees, representatives or agents, directly or indirectly, to (i) solicit, initiate, encourage or knowingly facilitate, including by way of furnishing information or entering into any form of agreement, arrangement or understanding, any inquiries or the making of any proposals regarding an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal, (iii) withdraw or modify in a manner adverse to Stem Cell the approval or recommendation of the Board of Directors of Trillium of the Transactions contemplated hereby, (iv) approve or recommend any Acquisition Proposal or (v) enter into any agreement, arrangement or understanding related to any Acquisition Proposal or requiring Trillium to abandon, terminate or fail to consummate the Transaction or providing for the payment of any break, termination or other fees or expenses to any person in the event that Trillium or any of its subsidiaries completes the Transaction or any other transaction with Stem Cell or any of its affiliates agreed to prior to any termination of this Agreement. Notwithstanding the preceding sentence and any other provisions of this Agreement, the Board of Directors of Trillium may, prior to the approval of the Transaction by the Trillium Shareholders, consider, participate in any discussions or negotiations with, or provide information in accordance with the last sentence of this paragraph to, any person who has delivered a bona fide written Acquisition Proposal which was not solicited or encouraged after the date of this Agreement and did not otherwise result from a breach of this Section 5.9 and that the Board of Directors of Trillium determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal; provided, however, that prior to taking any such action, Trillium must obtain a confidentiality agreement from the person making such Acquisition Proposal; provided further that Trillium shall not commence discussions or negotiations with, or provide information to any person who has delivered an unsolicited bona fide written Acquisition Proposal until 48 hours after Trillium shall have advised Stem Cell of its determination that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and of its intention to take such actions. Trillium shall not consider, negotiate, accept, approve or recommend an Acquisition Proposal or provide information to any person proposing an Acquisition Proposal, in each case after the date of the approval of the Transaction by the Trillium Shareholders. If Trillium receives a request for material non-public information from a person who has made an unsolicited bona fide written Acquisition Proposal and Trillium is permitted, as contemplated under the second sentence of this Section 5.9.2, to negotiate the terms of such Acquisition Proposal, then, and only in such case, the Board of Directors of Trillium may, subject to the execution by such person of the confidentiality agreement as described above, provide such person with access to information regarding Trillium.

5.9.3

From and after the date of this Agreement, Trillium shall promptly notify Stem Cell, at first orally and then in writing, of any inquiries, proposals or offers relating to or constituting an Acquisition Proposal, or any request for non-public information relating to Trillium or any of its subsidiaries. Such notice shall include a description of the material terms and conditions of any proposal, inquiry or offer, the identity of the person making such proposal, inquiry or offer and provide such other details of the proposal, inquiry or offer as Stem Cell may reasonably request.

5.9.4

Trillium shall ensure that its officers, directors and employees and its subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section 5.9, and it shall be responsible for any breach of this Section 5.9 by such officers, directors, employees, financial advisors or other advisors or representatives.

5.10	Right to Accept a Superior Proposal

If Trillium has complied with Section 5.9 with respect thereto, Trillium may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Superior Proposal prior to the approval of the Transaction by Trillium Shareholders if, and only if (with the exception of a confidentiality agreement the execution of which shall not be subject to the conditions of this Section 5.10), (i) five business days shall have elapsed from the later of (1) the date Stem Cell received written notice advising Stem Cell that Trillium’s Board of Directors has resolved, subject only to compliance with this Section 5.10, to accept, approve, recommend or enter into an agreement in respect of such Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (2) the date Stem Cell received a copy of such Superior Proposal, (ii) Trillium’s Board of Directors has determined in good faith that failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (iii) Trillium will have paid to Stem Cell the termination fee payable under Section 7.2.

6.	CONDITIONS PRECEDENT

6.1	Mutual Conditions Precedent

The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement are subject to the satisfaction of, or mutual waiver (subject to applicable Laws) by Stem Cell and Trillium and the Debentureholders on or before the Effective Date (and, in the case of the condition in section 6.3.3, the satisfaction or mutual waiver of that condition on or before the date of the Trillium Meeting) of each of the following conditions, which are for the mutual benefit of Stem Cell and Acquisitionco, on the one hand, and Trillium and the Debentureholders, on the other hand, and which may be waived (subject to applicable Laws), in whole or in part, by Stem Cell (on its own behalf, and on behalf of Acquisitionco) and Trillium and the Debentureholders at any time:

6.1.1

Transaction Resolutions. The Transaction Resolutions to approve the Transaction, in form and substance acceptable to Stem Cell and Trillium, acting reasonably, shall have been approved by the Trillium Shareholders at the Trillium Meeting in accordance with applicable Laws;

6.1.2

Securities Exemptions. The issuance and delivery of the Stem Cell Shares, when issued pursuant to the Transaction, will be exempt from the dealer registration and prospectus requirements of Applicable Securities Laws in Canada;

6.1.3	Offering. The Stem Cell Offering shall have been completed, for minimum aggregate gross proceeds of $2,500,000; and

6.1.4	Amalgamation Agreement. The Amalgamation Agreement shall have been executed by the parties thereto.

6.1.5	Exchange Listing. The Exchange shall have conditionally approved the listing of the Stem Cell Shares issuable pursuant to the Transaction.

6.2	Additional Conditions Precedent to the Obligations of Trillium and Debentureholders

The obligation of Trillium and the Debentureholders to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of, or waiver by Trillium and the Debentureholders, on or before the Effective Date or such earlier date stipulated in the following conditions, each of which is for the exclusive benefit of Trillium and the Debentureholders and which may be waived by Trillium and the Debentureholders at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that Trillium and the Debentureholders may have:

6.2.1

Covenants and Representations and Warranties. Stem Cell and Acquisitionco shall have complied in all material respects with their respective obligations, covenants and agreements in this Agreement to be performed and complied with on or before the Effective Time except if the failure to comply with such obligation, covenant or agreement would not significantly delay or impede completion of the Transaction or the ability of Stem Cell or Acquisitionco to complete the Transaction and shall not be in material default of any covenant contained herein and the representations and warranties of Stem Cell in sections 3.1 and 3.2 shall be true and correct as of the Effective Date as if made on and as of such date (except for such representations and warranties that represent and warrants facts or information as at a specific or particular date, which representations and warranties shall truly and correctly represent such facts or information as of that date), except:

(a)	as affected by transactions, changes, conditions, events or circumstances contemplated or permitted by this Agreement, or

(b)

for breaches of representations and warranties which in the aggregate do not have a Material Adverse Effect on Stem Cell or prevent or materially delay or impede the consummation of the Transaction or the ability of Stem Cell of Acquisitionco to complete the Transaction, and Trillium shall have received a certificate of Stem Cell and Acquisitionco addressed to Trillium and dated the Effective Date, signed by the Executive Chairman of Stem Cell (on behalf of Stem Cell and Acquisitionco and without personal liability) certifying the foregoing;

6.2.2

Legal Opinion. Stem Cell shall have furnished the Debentureholders with an opinion of legal counsel to Stem Cell, dated the Effective Date to the effect that the issuance of the Stem Cell Shares and Stem Cell Units to be issued pursuant to the Transaction will be exempt from the prospectus and dealer registration requirements under the Alberta securities laws and the first trade of such securities shall be exempt from restrictions on resale of securities except in the case of a control distribution and assuming certain conditions are met;

6.2.3

No Material Adverse Effects. There shall not exist or have occurred (or been threatened) any change (or any condition, event or development involving a prospective change) which, individually or in the aggregate, has had, or is reasonably likely to have a Material Adverse Effect on Stem Cell; and

6.2.4

Exchange Listing. The Exchange shall have conditionally approved the listing of all the Stem Cell Shares (including the Stem Cell Shares issuable pursuant to the exercise of common share purchase warrant comprising a Stem Cell Unit) issuable pursuant to the Transaction.

6.3	Additional Conditions Precedent to the Obligations of Stem Cell and Acquisitionco

The obligation of Stem Cell and Acquisitionco to complete the transactions contemplated by this Agreement shall be subject to the satisfaction of, or waiver by Stem Cell (on its own behalf and on behalf of Acquisitionco), on or before the Effective Date or such earlier date stipulated in the following conditions, each of which is for the exclusive benefit of Stem Cell and Acquisitionco and which may be waived by Stem Cell (on its own behalf and on behalf of Acquisitionco) at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that Stem Cell and Acquisitionco may have:

6.3.1

Covenants and Representations and Warranties. Trillium shall have complied in all material respects with its obligations, covenants and agreements in this Agreement to be performed and complied with on or before the Effective Date except if the failure to comply with such obligation, covenant or agreement would not significantly delay or impeded completion of the Transaction or the ability of Trillium to complete the Transaction and shall not be in material default of any covenant contained herein and the representations and warranties of Trillium in sections 3.1 and 3.3 shall be true and correct as of the Effective Date as if made on and as of such date (except for such representations and warranties that represent and warrant facts or information as at a specific or particular date, which representations and warranties shall truly and correctly represent such facts or information as at such date), except (i) as affected by transactions, changes, conditions, events or circumstances contemplated or permitted by this Agreement, or (ii) for breaches of representations and warranties which in the aggregate do not have a Material Adverse Effect on Trillium or prevent or materially delay or impede the consummation of the Transaction or the ability of Trillium to complete the Transaction and Stem Cell and Acquisitionco shall have received a certificate of Trillium addressed to Stem Cell and Acquisitionco and dated the Effective Date, signed by the Chief Executive Officer of Trillium (on behalf of Trillium and without personal liability) certifying the foregoing;

6.3.2

No Material Adverse Effect. There shall not exist or have occurred (or been threatened) any change (or any condition, event or development involving a prospective change) which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Trillium;

6.3.3

Dissent Rights. The time period for the exercise of any right to dissent conferred upon the Trillium Shareholders in respect of the Transaction shall have expired and the Trillium Shareholders shall not have exercised (and not lost, abandoned or withdrawn) such right of dissent with respect to greater than 5% of the number of outstanding Trillium Shares; and

6.3.4

Directors and Officers. Each of the members of the Board of Directors of Trillium and each of the officers of Trillium (other than such directors and officers as are, as set out in section 5.7, to continue as directors or officers following completion of the Transaction) shall have provided their written resignation and releases as directors and officers of Trillium effective on or before the Effective Date.

7.	TERMINATION OF AGREEMENT

7.1	Termination by Certain Parties

This Agreement may be terminated:

7.1.1	Mutual Agreement. By agreement in writing executed by Stem Cell and Trillium;

7.1.2

Superior Proposal. By Stem Cell, if the Board of Directors of Trillium fails to recommend or withdraws, modifies or changes its approval or recommendation of this Agreement, the Transaction, or the Transaction Resolution in a manner adverse to Stem Cell as a result of a Superior Proposal or recommends or approves a Superior Proposal;

7.1.3	Non-Complete. By Stem Cell, if prior to the Effective Time if any event which may give rise to payment of the Trillium Non-Completion Fee set forth in Section 7.3 hereof occurs;

7.1.4	Other Termination. By either Stem Cell, Trillium or any of the Debentureholders, upon written notice by either one to the other:

	(a)	Completion Deadline. If the Effective Date does not occur on or before April 19, 2013, or such later date as may be agreed between Stem Cell and Trillium and the Debentureholders;

	(b)	Trillium Securityholder Approval. If the Trillium Meeting is held and the Transaction Resolutions are not passed by the Trillium Shareholders in accordance with applicable Laws; or

(c)

Prohibited Transaction. If a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction.

7.2	Void upon Termination

If this Agreement is terminated, it shall, except as provided in this section 7.2 and except for obligations of Trillium in Section 7.3 and the mutual obligations of confidentiality in sections 5.2.1 and 5.5, become void and of no force and effect and no party (inclusive of the Debentureholders), nor its directors, officers or securityholders shall have any liability or further obligation to the other party hereunder, provided that neither the termination of this Agreement nor anything contained in this section 7.2 shall relieve any party from any liability for any wilful breach by it of this Agreement occurring prior to such termination.

7.3	Non-Completion Fee Payable by Trillium

If at any time after the date hereof and prior to termination hereof, any of the following occur:

7.3.1	Trillium accepts, recommends, approves or enters into an agreement with respect to a Superior Proposal prior to completion of the Transaction;

7.3.2

Trillium is in breach of any of its representations, warranties or covenants made in this Agreement which breach individually or in the aggregate causes or would be reasonably expected to cause a Material Adverse Effect in respect of Trillium or materially impedes the completion of the Transaction, and Trillium fails to cure such breach within five (5) Business Days after receipt of written notice thereof from Stem Cell (except that no cure period shall be provided for a breach which by its nature cannot be cured and, in no event, shall any cure period extend beyond the Effective Date);

then, in the event of termination of this Agreement, Trillium shall pay an amount equal to $100,000 plus G.S.T. (the “Trillium Non-Completion Fee”), in immediately available funds to or to an account designated by Stem Cell within two (2) Business Days after the Agreement is terminated.

7.4	Notice of Unfulfilled Conditions

7.4.1

Notice. If any party hereto shall determine at any time prior to the Effective Date that it intends to refuse to complete the transactions contemplated herein because of any unfulfilled or unperformed condition contained in this Agreement, such party shall so notify the other party forthwith upon making such determination in order that the other party shall have the right and opportunity to take such steps, at its own expense, as may be necessary for the purpose of fulfilling or performing such condition within a reasonable period of time, but in no event later than April 12, 2013.

7.4.2

No Termination. No party may exercise any termination right arising therefrom unless forthwith and in any event prior to the Effective Time, the party intending to rely thereon has given a written notice to the other party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party giving such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be.

7.4.3

Cure Period. If any such notice is given, provided that the other party is proceeding diligently to cure such matter, if such matter is capable of being cured, the party giving such notice may not terminate this Agreement as a result thereof until the earlier of April 16, 2013 and the expiration of a period of 30 days from such notice.

7.4.4

Adjournment of Trillium Meeting. If such notice has been given prior to the date of the Trillium Meeting, unless the parties agree otherwise, such meeting shall be adjourned and shall not be held until such time as is reasonably practicable after the earlier of (i) the matter to which the notice relates being cured and (ii) the expiry of such period.

	7.4.5	Cure. For greater certainty, in the event that such matter is cured within the time period referred to herein, the Agreement may not be terminated as a result thereof.

8.	GENERAL

8.1	Notices

8.1.1

Notices. All notices and other communications given or made pursuant to this Agreement hereunder will be in writing and will be delivered to the particular party at the following address or sent by telecopy or facsimile transmission (provided that receipt of such telecopy or transmission is confirmed or such telecopy or transmission is recorded as having been transmitted successfully) at the following number or sent or delivered by electronic mail transmission at the following e-mail address or at such other address, telecopier number or e-mail address which any party may, from time to time, notify the other by notice given in accordance with this section:

(a)	if to Stem Cell or Acquisitionco, to them at:

MaRS Centre, Heritage Building
101 College Street, Suite 200
Toronto, Ontario
M5G 1L7

	Attention:	David Allan, Executive Chairman
	E-mail:	dallan@stemcellthera.com

with a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP
1150, Claire-Fontaine, 7th Floor
Québec, Québec
G1R 5G4

	Attention:	Philippe Leclerc
	E-mail:	pleclerc@mccarthy.ca

(b)	and if to Trillium:

96 Skyway Avenue
Toronto, Ontario
M9W 4Y9

	Attention:	Niclas Stiernholm, Chief Executive Officer
	E-mail:	niclas@trilliumtherapeutics.com

with a copy (which shall not constitute notice) to:

Borden Ladner Gervais LLP
Suite 4400, Scotia Plaza, 40 King Street West
Toronto, Ontario
M5H 3Y4

	Attention:	Jay A. Lefton
	E-mail:	jlefton@blg.com

(c)	if to the Debentureholders:

GrowthWorks Canadian Fund Ltd.
130 King Street West, Suite 2200
Toronto, Ontario
M5X 1E3

	Attention:	Joseph Regan
	E-mail:	joseph.regan@growthworks.ca

Business Development Bank of Canada

380, St-Antoine O., bureau 2000
Montréal, Québec
H2Y 3X7

Attention:	Charles Cazabon
E-mail:	charles.cazabon@bdc.ca

Covington Capital Corporation
87 Front Street East, Suite 400
Toronto, Ontario
M5E 1B8

Attention:	Lily Lam
E-mail:	lily@covingtoncap.com

MaRS Investment Accelerator Fund
MaRS Centre, South Tower, Suite 100
101 College Street
Toronto, Ontario
M5G 1L7

Attention:	Michelle McBane
E-mail:	mmcbane@marsdd.com

8.1.2

Notice Deemed Given. Notice or other communication will be deemed to have been given when it is delivered (either in person, by courier service or other personal method of delivery) by courier or, in the case of notice or communication by electronic mail transmission during regular business hours on a Business Day in the recipient’s city, upon the successful transmission thereof, or otherwise, in the case of electronic mail transmission, at 9:00 a.m. on the next Business Day in the place of receipt if successful transmission is received outside regular business hours in the recipient’s city.

8.2	Fees and Expenses

Except as expressly set out herein, each party hereto will be responsible for and bear all of its own costs and expenses incurred at any time in connection with entering into this Agreement and completing the Transaction and the other transactions contemplated herein, including legal fees, accounting fees, financial advisory fees and all disbursements by advisors.

8.3	No Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto, in whole or in part (whether by operation of law or otherwise).

8.4	Binding Effect

This Agreement shall be binding upon the parties hereto and shall enure to the benefit of and be binding upon their respective successors (including any successor by reason of amalgamation or statutory arrangement).

8.5	Time of Essence

Except as otherwise expressly provided in this Agreement, time shall be of the essence of this Agreement, both in respect of the dates and periods mentioned and in respect of any dates or periods which may be substituted for them in accordance with the provisions of this Agreement or by agreement in writing between the parties.

8.6	Public Announcements

Stem Cell and Trillium will consult with each other as to the general nature of any press release, public announcement or public statement with respect to this Agreement or the Transaction and, subject to applicable Laws, will use its commercially reasonable efforts to enable the other to review and comment upon any news release, public announcement or public statement regarding this Agreement and the transactions contemplated hereby except (i) filing of a copy of this Agreement as required pursuant to applicable Laws, (ii) as such party may reasonably conclude is required under applicable Laws, or the rules, regulations, policies or other requirements of, or listing agreement with the Exchange and (iii) that, notwithstanding anything to the contrary contained in this section 8.6 or elsewhere in this Agreement.

8.7	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein. Each party hereto irrevocably submits to and attorns to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising under or in relation to this Agreement.

8.8	Entire Agreement

8.8.1

Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto pertaining to the subject matter hereof and supersedes all other prior agreements, arrangements, understandings, undertakings, negotiations and discussions of any nature, whether oral or written, between the parties hereto, or any of them, with respect to the subject matter of this Agreement and shall survive any termination of this Agreement.

8.8.2

No Other Representations or Warranties. There are no representations, warranties, covenants, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties hereto with respect to the subject matter hereof except as expressly set forth in this Agreement.

8.9	Third Party Rights

Except for the rights of the Trillium Shareholders to receive the consideration for their Trillium Shares following the Effective Time pursuant to the Transaction, this Agreement is not intended to confer any rights or remedies upon any other Person other than the parties to the Agreement.

8.9.1

Trillium Beneficiaries. Section 8.16 is intended for the benefit of the directors, officers and employees of Trillium and such sections shall be enforceable by each of such persons and their heirs, executors, administrators and other legal representatives (collectively, the “Trillium Beneficiaries”) and Trillium and any successors to Trillium shall hold the rights and benefits of such sections and this section 8.9 in trust for and on behalf of the Trillium Beneficiaries and Trillium hereby accepts such trust and agrees to hold the benefit of and enforce performances of such covenants on behalf of the Trillium Beneficiaries,

8.9.2

Stem Cell Beneficiaries. Section 8.16 is intended for the benefit of the directors, officers and employees of Stem Cell and Acquisitionco and shall be enforceable by each of such persons and their heirs, executors, administrators and other legal representatives (collectively, the “Stem Cell Beneficiaries”) and Stem Cell and Acquisitionco and any successor to Stem Cell shall hold the rights and benefits of section 8.16 and this section 8.9 in trust for and on behalf of the Stem Cell Beneficiaries and Stem Cell and Acquisitionco hereby accept such trust and agree to hold the benefit of and enforce performance of such covenants on behalf of the Stem Cell Beneficiaries, and such rights are in addition to, and not in substitution for, any other rights that any Trillium Beneficiary or Stem Cell Beneficiary may have by contract or otherwise.

8.10	Amendment

8.10.1

Amendment. Subject to any requirements imposed by applicable Laws, this Agreement may, at any time and from time to time before or after the holding of the Trillium Meeting but not later than the Effective Time, be amended by written agreement of the parties hereto, and any such amendment may, without limitation:

		(a)	change the time for performance of any of the obligations or acts of the parties;

		(b)	waive any inaccuracies or modify any representation, warranty, term or provision contained herein or in any document delivered pursuant hereto; or

(c)

waive compliance with or modify any of the conditions precedent referred to in Article 6 or any of the covenants herein contained or waive or modify performance of any of the obligations of the parties hereto;

provided, however, that no such amendment may reduce or materially affect the consideration to be received by the Trillium Securityholders under the Transaction without their approval at the Trillium Meeting or, following the Trillium Meeting, without their approval.

8.11	Waiver, Modifications and Remedies

	8.11.1	Waiver and Modification. Any party hereto may:

		(a)	waive, whole or in part, any inaccuracy of, or consent to the modification of, any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto;

		(b)	extend the time for performance of any of the obligations or acts of the other party;

(c)

waive or consent to the modification of any of the covenants herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other party hereto; or

	(d)	waive the fulfillment of any condition to its obligations contained herein (subject to applicable Laws).

8.11.2

Waiver in Writing. Any waiver or consent to the modifications of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent and, unless otherwise provided in such written waiver, will be limited to the specific breach or condition waived.

8.11.3

Rights Not Affected. No failure on the part of any party to exercise any right, power or remedy under this Agreement, and no delay on the part of any party in exercising any right, power or remedy provided by Law or under this Agreement, or failure of any party to assert any of the rights provided by Law or under this Agreement shall affect that right, power or remedy or constitute or operate as a waiver thereof.

8.11.4

Rights Cumulative. All rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have in law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

8.11.5

Partial Exercise. The single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any other or further exercise of such right, power or remedy or the exercise or any further exercise of any other right, power or remedy.

8.11.6

No Continuing Waiver. No waiver or partial waiver of any nature, in any one or more instances, will be deemed or construed a continued waiver of any condition or breach of any other term, representation or warranty in this Agreement or be deemed or construed to constitute a waiver of any other provision (whether or not similar) or a future waiver of the same provisions.

8.12	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner which has a Material Adverse Effect on either Trillium or Stem Cell. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the extent permitted by applicable Law in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest and greatest extent possible.

8.13	Mutual Interest

Notwithstanding the fact that any part of this Agreement may have been drafted or prepared by or on behalf of one of the parties hereto, all parties confirm that this Agreement is the product of negotiation by the parties having the assistance of counsel and other advisors and that they and their respective counsel have reviewed and negotiated this Agreement. The parties hereto have adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. No rule of construction providing that a provision is to be interpreted in favour of the person who contracted the obligation and against the person who stipulated it will be applied against any party hereto.

8.14	Further Assurances

Subject to the conditions and other express provisions of this Agreement, the parties hereto will, from time to time and at all times hereafter, at the request of the other party, do all such further acts and things, including executing and delivering all such further deeds, agreements, transfers, documents, assurances and instruments, as will be reasonably necessary in order to fully perform and carry out the terms and intent of this Agreement.

8.15	Injunctive Relief

The parties agree that irreparable harm and damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy at law. It is accordingly agreed that the parties will be entitled to seek an injunction or injunctions and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof. Any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief are hereby waived.

8.16	No Personal Liability

No director, officer or employee of any party shall have any personal liability to any other party under this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated by this Agreement on behalf of such party or any of its subsidiaries.

8.17	Counterparts and Execution

8.17.1

Execution in Counterpart. This Agreement may be executed and delivered (including by facsimile or electronic transmission) by the different parties hereto in any number of separate counterparts, all of which together shall be considered to constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

8.17.2

Facsimile Execution Pages. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of exchange of an executed original Agreement for all purposes and be as effective as delivery of a manually executed copy of the Agreement by each party.

8.17.3	Facsimile Transmission. Signatures of the authorized signatories of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for all purposes.

8.17.4

Delivery. The parties shall be entitled to rely upon delivery of an executed facsimile or similar electronic copy or electronically transmitted copy of an executed copy or counterpart of this Agreement, and such facsimile, similar electronic or electronically transmitted copy shall be legally effective to create a valid and binding agreement between the parties when one or more manual or facsimile or similar electronic copy or electronically transmitted copies have been so executed by each of the parties and delivered to the other parties.

(Signatures on following page)

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on March 25, 2013.

STEM CELL THERAPEUTICS CORP.		2364556 ONTARIO INC.

Per:	(Signed) “David Allan”	Per:	(Signed) “David Allan”
	Authorized Signatory		Authorized Signatory

TRILLIUM THERAPEUTICS INC.		COVINGTON FUND II INC. by its manager
COVINGTON CAPITAL CORPORATION

Per:	(Signed) “Dr. Niclas Stiernholm”	Per:	(Signed)
	Authorized Signatory		Authorized Signatory

GROWTHWORKS CANADIAN FUND LTD.		BDC CAPITAL INC.

Per:	(Signed)	Per: (Signed)
	Authorized Signatory		Authorized Signatory

MaRS INVESTMENT ACCELERATOR FUND INC.

Per:	(Signed)
Authorized Signatory

APPENDIX A

AMALGAMATION AGREEMENT

See document attached

AMALGAMATION AGREEMENT

THIS AGREEMENT made the _____day of April 2013

AMONG:	2364556 Ontario Inc., a corporation incorporated under the Business Corporations Act (Ontario)

(“Acquisitionco”)

AND:	Trillium Therapeutics Inc., a corporation incorporated under the Business Corporations Act (Ontario)

(“Trillium”)

AND:	Stem Cell Therapeutics Corp., a body corporate incorporated under the Business Corporations Act (Alberta)

(“Stem Cell”)

WHEREAS:

A.	Acquisitionco was incorporated under the laws of Ontario by Articles of Incorporation effective March 12, 2013;

B.	Acquisitionco is a wholly-owned subsidiary of Stem Cell;

C.

Acquisitionco, Trillium, Stem Cell and certain senior securityholders of Trillium have entered into a debenture purchase and merger agreement dated March 25, 2013 (the “Debenture Purchase and Merger Agreement”) with respect to the transactions contemplated herein;

D.

As contemplated in the Debenture Purchase and Merger Agreement, Acquisitionco and Trillium wish to amalgamate on the terms and conditions set forth herein and in the Debenture Purchase and Merger Agreement; and

E.	Capitalized terms used here but not otherwise defined shall have the meaning ascribed thereto in the Debenture Purchase and Merger Agreement.

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

1.	AMALGAMATION

1.1

Acquisitionco and Trillium will amalgamate, pursuant to the provisions of the Business Corporations Act (Ontario), and continue as one corporation (“Amalco”) effective immediately upon the issue of the certificate of amalgamation issued by the Director appointed under the Business Corporations Act (Ontario) in respect of the amalgamation (the “Effective Time”) upon and subject to the terms and conditions and in the manner set out in this Agreement.

2.	EFFECT

2.1	Upon the amalgamation of Acquisitionco and Trillium becoming effective:

	2.1.1	their property shall continue to be the property of Amalco;

	2.1.2	Amalco shall continue to be liable for their obligations;

	2.1.3	an existing cause of action, claim or liability to prosecution relating to one or more of them shall be unaffected;

	2.1.4	a civil, criminal or administrative action or proceeding pending by or against one or more of them may be continued to be prosecuted by or against Amalco;

	2.1.5	a conviction against, or ruling, order or judgment in favour of or against, one or more of them may be enforced by or against Amalco; and

	2.1.6	Amalco’s Articles of Amalgamation shall be deemed to be its articles of incorporation and Amalco’s Certificate of Amalgamation shall be deemed to be its certificate of incorporation.

3.	AMALGAMATION EVENTS

3.1	At the Effective Time:

	3.1.1	the holders of Acquisitionco common shares will receive Amalco common shares on the basis of one (1) Amalco common share for every one (1) Acquisitionco common shares held;

	3.1.2	the holders of Trillium Class A Pref Shares will receive Amalco Class A Pref Shares on the basis of one (1) Amalco Class A Pref Share for every one (1) Trillium Class A Pref Share held;

	3.1.3	the holders of Trillium Common Shares will receive Amalco Class B Pref Shares on the basis of one (1) Amalco Class B Pref Shares for every one (1) Trillium Common Share held;

3.1.4

concurrently with the Effective Time, Stem Cell will purchase all of the Debentures and all of the Trillium Class A Pref Warrants from the Debentureholders on the terms set forth in the Debenture Purchase and Merger Agreement; and

3.1.5

immediately following the Effective Time, Amalco shall then redeem all of the issued and outstanding Amalco Class A Pref Shares and Amalco Class B Pref Shares at the Redemption Amount of $0.00000000000001 per share.

4.	NAME

4.1	The name of Amalco will be Trillium Therapeutics Inc.

5.	REGISTERED OFFICE

5.1	The registered office of Amalco will be situated in the Province of Ontario at Suite 5300, TD Bank Tower, Toronto, Ontario, Canada, M5K 1E6.

6.	DIRECTORS

6.1	The number of directors of Amalco will be a minimum of 1 and a maximum of 10.

6.2	The following persons will be the first directors:

Name	Residence Address
David Allan

7.	OFFICERS

7.1	The following persons will be the officers of Amalco and will occupy the offices indicated beside their names:

Name	Residence Address	Office
David Allan	redacted	President and Corporate Secretary

8.	AUTHORIZED CAPITAL

8.1	Amalco will be authorized to issue an unlimited number of common shares, an unlimited number of Class A Pref Shares and an unlimited number Class B Pref Shares.

8.2

The rights, privileges, restrictions and conditions attaching to the common shares, Class A Pref Shares and Class B Pref Shares of Amalco are set forth in the Articles of Amalgamation attached as Schedule A to this Agreement.

9.	STATED CAPITAL

9.1

The amounts to be added at the Effective Time to the stated capital accounts to be maintained by Amalco are: (1) an amount equal to the sum of the amount in the stated capital account maintained by Acquisitionco for its common shares will be added to the stated capital account for Amalco common shares and (2) the amount in the stated capital account maintained by Trillium for its common shares and Class A Pref Shares will be added to the stated capital account for Amalco Class B Pref Shares and Amalco Class A Pref Shares, respectively.

10.	DISSENTING SHAREHOLDERS

10.1

A holder of Trillium Common Shares and/or Trillium Class A Preference Shares (the “Trillium Shares”) who, in connection with the resolutions of the shareholders of Trillium approving the amalgamation (the “Amalgamation Resolution”), has validly exercised the right to dissent pursuant to applicable law (the “Dissenting Shareholder”) in strict compliance with the provisions thereof and thereby becomes entitled to receive the fair value of his or her Trillium Shares in cash determined as of the close of business on the day before the adoption of the Amalgamation Resolution and has not withdrawn or been deemed to have withdrawn such exercise of dissent rights, but only in respect of Trillium Shares in respect of which dissent rights are validly exercised by such holder.

10.2

Each Dissenting Shareholder shall cease to have any rights as a shareholder of Trillium (the “Trillium Shareholder”) other than the right to paid by Amalco the fair value of the Trillium Shares held by the Dissenting Shareholder in accordance with applicable law.

10.3

Trillium Shares which are held by a Dissenting Shareholder shall not be exchanged for Stem Cell Shares at the Effective Time. However, if a Trillium Shareholder fails to perfect or effectively withdraws its claim under applicable law or forfeits its right to make such a claim, or if such Trillium Shareholder’s rights as a shareholder of Trillium are otherwise reinstated, each Trillium Shares held by such Trillium Shareholder shall thereupon be deemed to have been exchanged for a Stem Cell Share as of the Effective Time as if such Trillium Shareholder had participated in, and on the terms provided for, the exchange referred to in Section 3 above.

11.	NO RESTRICTIONS ON BUSINESS

11.1	There will be no restrictions on the business Amalco may carry on or on the powers Amalco may exercise.

12.	RESTRICTIONS ON SECURITY TRANSFERS

12.1	The right to transfer securities of Amalco will be restricted in that no security of Amalco, other than a non-convertible debt security, may be transferred without the consent of:

	12.1.1	the board of directors of Amalco, expressed by a resolution duly passed at a meeting of the directors;

	12.1.2	a majority of the directors of Amalco, expressed by an instrument or instruments in writing signed by such directors;

	12.1.3	the holders of the voting shares of Amalco, expressed by a resolution duly passed at a meeting of the holders of voting shares; or

	12.1.4	the holders of the voting shares of Amalco representing a majority of the votes attached to all the voting shares, expressed by an instrument or instruments in writing signed by such holders.

13.	NUMBER OF DIRECTORS

13.1

The actual number of directors within the minimum and maximum number set out in Section 6.1 hereof may be determined from time to time by resolution of the directors. Any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors.

14.	BY-LAWS

14.1

The by-laws of Acquisitionco will, with necessary changes, be the by-laws of Amalco, such by-laws after the Effective Time to be supplemented, amended or repealed in accordance with the provisions of the Business Corporations Act (Ontario) relating to the making, amending and repealing of by-laws. The by-laws of Amalco are set forth in the Schedule B to this Agreement.

15.	FISCAL YEAR

15.1	The fiscal year end of Amalco shall be December 31st.

16.	AMENDMENT

16.1

Each of the parties may, by resolution of their respective directors, assent to any amendment or variation of this Agreement that the shareholders of the parties may approve and the term “Agreement” as used herein includes this Agreement as so amended or varied.

17.	TERMINATION

17.1

Notwithstanding the approval of this Agreement by the shareholders of either party, (i) the directors of such party may by resolution terminate this Agreement at any time prior to the Effective Time; and (ii) this Agreement shall terminate automatically upon the termination of the Debenture Purchase and Merger Agreement in accordance with its terms at any time prior to the Effective Time.

18.	GOVERNING LAW

18.1	This Agreement is governed by and will be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

(Signatures on the following pages)

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date first written above.

2364556 ONTARIO INC.

Per: _____________________________________________________
Name:

TRILLIUM THERAPEUTICS INC.

Per: _____________________________________________________
Name:

STEM CELL THERAPEUTICS CORP.
Per: _____________________________________________________
Name:

SCHEDULE A
ARTICLES OF AMALGAMATION

SCHEDULE B
 BY-LAWS

B-1

APPENDIX B

ARTICLES OF AMALGAMATION

See document attached

APPENDIX C

SCHEDULE 3.3.1

TABLE OF TRILLIUM ISSUED AND OUTSTANDING SECURITIES

Trillium Therapeutics Inc.
Share Ownership
As at March 25, 2013

				Number
				Class A
				Shares
				Issuable
				upon
				Conversion
		Class A	Class A	of
	Common	Pref	Pref	Debenture
Name	Shares	Shares	Warrants

Founders and individuals
David Grant	400,000
Robert Zhong	400,000
Joaquim Madrenas	400,000
Philip Marsden	400,000
Willem Wassenaar	266,667
David Clark	100,000
Reginald Gorczynski	400,000
Total Founders	2,366,667	-	-	-

Institutions
University Health Network	550,000
Robarts Research Institute	225,000
London Health Sciences Centre	225,000
University of Toronto	200,000
University of Western Ontario	50,000
St. Michael’s Hospital	50,000
Total Institutions	1,300,000	-	-	-

Commercial investors
Arthron Pty Ltd.	1,200,000
Medarex, Inc.	250,000
Total Commercial	1,450,000	-	-	-

				Number
				Class A
				Shares
				Issuable
				upon
				Conversion
		Class A	Class A	of
	Common	Pref	Pref	Debenture
Name	Shares	Shares	Warrants

Venture Capital
Covington Fund II Inc.	6,015,037	1	2,942,605	5,690,470
Growthworks Canadian Fund Ltd.	2,879,699	1	1,029,106	2,325,980
BDC Capital Inc.	2,255,638	1	1,103,477	2,133,926
MaRS Investment Accelerator	-	-	225,564	1,127,820
Fund Inc.
Total Venture Capital	11,150,374	3	5,300,752	11,278,196

Total	16,267,041	3	5,300,752	11,278,196

Stock Options
Issued and outstanding	1,418,250

SCHEDULE 3.3.15

TRILLIUM INTELLECTUAL PROPERTY RIGHTS

Trillium

Title	File	Owner/s	Inventor/s	Application #	Filing Date d/m/y	Publication #	Publn Date d/m/y	Patent Number	Issue Date
USE OF OX-2 INHIBITORS FOR THE TREATMENT OF CANCER	TTI-03-PCT	Trillium Therapeutics	Gorczynski	CA01/01111	07/30/01	WO02/11762	02/14/02		nationalized
USE OF OX-2 INHIBITORS FOR THE TREATMENT OF CANCER	TTI-03-PCT-CA	Trillium Therapeutics	Gorczynski, Clark	2417874	07/30/01	2417874	02/14/02	2417874	10/02/12
USE OF OX-2 INHIBITORS FOR THE TREATMENT OF CANCER	TTI-03-US	Trillium Therapeutics	Gorczynski, Clark	09/917278	07/30/01	20020168364	11/14/02	6955811	10/18/05
USE OF OX-2 INHIBITORS FOR THE TREATMENT OF CANCER	TTI-03-US-CON	Trillium Therapeutics	Gorczynski, Clark	11/192,123	07/29/05	20060029607	02/09/06	7238352	07/03/07
USE OF OX-2 INHIBITORS FOR THE TREATMENT OF CANCER	TTI-03-US-CON-2	Trillium Therapeutics	Gorczynski, Clark	11/753,908	05/25/07	20070258977	11/08/07	7452536	11/18/08
METHODS OF TREATING CANCER BY ADMINISTERING ANTIBODIES TO CD200	TTI-03-US-CON-3	Trillium Therapeutics	Gorczynski, Clark	12/246621	10/07/08	20090053222	02/26/09	7887798	02/15/11
METHODS OF TREATING CANCER BY ADMINISTERING ANTIBODIES TO CD200	TTI-03-US-CON-4	Trillium Therapeutics	Gorczynski, Clark	13/025377	02/11/11	20110129466	06/02/11	8187598	05/29/12

ASSAY FOR SOLUBLE CD200	TTI-08-PCT	Trillium Therapeutics	Gorczynski, Wong	PCT/CA2008/001385	07/29/08	WO09121162	10/08/09		nationalized
ASSAY FOR SOLUBLE CD200	TTI-08-PCT-US	Trillium Therapeutics	Gorczynski, Wong	12/936094	07/29/08	20110052605	03/03/11	8206897	06/26/12
ASSAY FOR SOLUBLE CD200	TTI-08-PCT-US CON	Trillium Therapeutics	Gorczynski, Wong	13/474855	05/18/12	20120264145	10/18/12
ASSAY FOR SOLUBLE CD200	TTI-08-PCT-CA	Trillium Therapeutics	Gorczynski, Wong	2720294	07/29/08	2720294	10/08/09
ASSAY FOR SOLUBLE CD200	TTI-08-US PROV	Trillium Therapeutics	Gorczynski, Wong	61/042,342	04/04/08				converted

HEPARIN BINDING MITOGEN WITH HOMOLOGY TO EPIDERMAL GROWTH FACTOR (EGF)	TTI-14-US	Children's Medical Center Corp./Scios Nova	Klagsrun, Abraham, Higashiyama, Besner	08/039364	10/16/91			5811393	09/22/98

HEPARIN BINDING -EPIDERMAL GROWTH FACTOR-LIKE GROWTH FACTOR IN THE DIAGNOSIS OF INTERSTITIAL	TTI-16-US	University of Maryland, Baltimore	Keay, Warren, Hise	09/109548	07/02/98			6156522	12/05/00

Title	File	Owner/s	Inventor/s	Application #	Filing Date d/m/y	Publication #	Publn Date d/m/y	Patent Number	Issue Date
CYSTITIS
METHOD OF TREATING INTERSTITIAL CYSTITIS WITH RECOMBINANT HEPARIN-BINDING EPIDERMAL GROWTH FACTOR-LIKE GROWTH FACTOR (HB-EGF)	TTI-16-US2	University of Maryland, Baltimore	Keay, Warren, Hise	09/293037	04/16/99			6232289	05/15/01

HB-EGF COMPOSITION AND USE THEREOF TO TREAT A CONDITION ASSOCIATED WITH ENHANCED UROTHELIUM PERMEABILITY	TTI-18-US PROV	Trillium Therapeutics	Uger, Petrova	61/326291	04/21/10				converted
HB-EGF COMPOSITION AND USE THEREOF TO TREAT A CONDITION ASSOCIATED WITH ENHANCED UROTHELIUM PERMEABILITY	TTI-18-PCT	Trillium Therapeutics	Uger, Petrova	CA2011/000377	04/12/11	WO2011/130824	10/27/11		nationalized
HB-EGF COMPOSITION AND USE THEREOF TO TREAT A CONDITION ASSOCIATED WITH ENHANCED UROTHELIUM PERMEABILITY	TTI-18-PCT-US	Trillium Therapeutics	Uger, Petrova	13/641478	04/12/11
HB-EGF COMPOSITION AND USE THEREOF TO TREAT A CONDITION ASSOCIATED WITH ENHANCED UROTHELIUM PERMEABILITY	TTI-18-PCT-CA	Trillium Therapeutics	Uger, Petrova	2796469	04/12/11	2796469	10/27/11
HB-EGF COMPOSITION AND USE THEREOF TO TREAT A CONDITION ASSOCIATED WITH ENHANCED UROTHELIUM PERMEABILITY	TTI-18-PCT-EP	Trillium Therapeutics	Uger, Petrova	11771429	04/12/11	2560673	02/27/13
HB-EGF COMPOSITION AND USE THEREOF TO TREAT A CONDITION ASSOCIATED WITH ENHANCED UROTHELIUM PERMEABILITY	TTI-18-PCT-JP	Trillium Therapeutics	Uger, Petrova		04/12/11
HB-EGF COMPOSITION AND USE THEREOF TO TREAT A CONDITION ASSOCIATED WITH ENHANCED UROTHELIUM PERMEABILITY	TTI-18-PCT-AU	Trillium Therapeutics	Uger, Petrova	2011242354	04/12/11	11242354
HB-EGF COMPOSITION AND USE THEREOF TO TREAT A CONDITION ASSOCIATED WITH ENHANCED UROTHELIUM PERMEABILITY	TTI-18-PCT-CN	Trillium Therapeutics	Uger, Petrova	2.0118E+11	04/12/11	102858363	02/02/13

COMPOSITIONS AND METHODS FOR TREATING HEMATOLOGICAL CANCERS TARGETING THE SIRP- ALPHA-CD47 INTERACTION	TTI-21-US PROV	University Health Network/TheHospital for Sick Children	Wang, Dick, Danska, Jin, Theocharides, Rajakumar	61/178553	05/15/09				converted
COMPOSITIONS AND METHODS FOR TREATING HEMATOLOGICAL CANCERS TARGETING THE SIRP0ALPHA-CD47 INTERACTION	TTI-21-PCT	University Health Network/TheHospital for Sick Children	Wang, Dick, Danska, Jin, Theocharides,	2010/000743	05/14/10	WO2010/130053	11/18/10		nationalized

Title	File	Owner/s	Inventor/s	Application #	Filing Date d/m/y	Publication #	Publn Date d/m/y	Patent Number	Issue Date
			Rajakumar
COMPOSITIONS AND METHODS FOR TREATING HEMATOLOGICAL CANCERS TARGETING THE SIRP0ALPHA-CD47 INTERACTION	TTI-21-PCT AU	University Health Network/TheHospital for Sick Children	Wang, Dick, Danska, Jin, Theocharides, Rajakumar	2010246872	05/14/10	10246872	12/01/11
COMPOSITIONS AND METHODS FOR TREATING HEMATOLOGICAL CANCERS TARGETING THE SIRP0ALPHA-CD47 INTERACTION	TTI-21-PCT CA	University Health Network/TheHospital for Sick Children	Wang, Dick, Danska, Jin, Theocharides, Rajakumar	2761438	05/14/10	2761438	11/18/10
COMPOSITIONS AND METHODS FOR TREATING HEMATOLOGICAL CANCERS TARGETING THE SIRP- ALPHA-CD47 INTERACTION	TTI-21-PCT CN	University Health Network/TheHospital for Sick Children	Wang, Dick, Danska, Jin, Theocharides, Rajakumar	201080021398.7	05/14/10	102596233	07/18/12
COMPOSITIONS AND METHODS FOR TREATING HEMATOLOGICAL CANCERS TARGETING THE SIRP- ALPHA-CD47 INTERACTION	TTI-21-PCT EP	University Health Network/TheHospital for Sick Children	Wang, Dick, Danska, Jin, Theocharides, Rajakumar	10774475.7	05/14/10	2429574	10/03/12
COMPOSITIONS AND METHODS FOR TREATING HEMATOLOGICAL CANCERS TARGETING THE SIRP-ALPHA-CD47 INTERACTION	TTI-21-PCT IN	University Health Network/The Hospital for Sick Children	Wang, Dick, Danska, Jin, Theocharides, Rajakumar		05/14/10
COMPOSITIONS AND METHODS FOR TREATING HEMATOLOGICAL CANCERS TARGETING THE SIRP- ALPHA-CD47 INTERACTION	TTI-21-PCT JP	University Health Network/TheHospital for Sick Children	Wang, Dick, Danska, Jin, Theocharides, Rajakumar	2012-510083	05/14/10	2012526729	05/14/10
COMPOSITONS AND METHODS FOR TREATING HEMATOLOGICAL CANCERS TARGETING …	TTI-21-PCT-US	University Health Network/TheHospital for Sick Children	Wang, Dick, Danska, Jin, Theocharides, Rajakumar	13/320629	05/14/10	2012-0189625	07/26/12

HUMAN ANTIBODIES THAT BIND CD200 AND USES THEREOF	TTI-32 US PROV	Trillium Therapeutics/ Bristol	Chakraborty, Korman, LeBlan	61/661618	19/06/12

TREATMENT OF CD47+ DISEASE CELLS WITH SIRP ALPHA-FC FUSIONS	TTI-35 US PROV	Trillium Therapeutics	Uger, Slavova-Petrova, Pang	61/738008	17/12/12
TREATMENT OF CD47+ DISEASE CELLS WITH SIRP ALPHA-FC FUSIONS	TTI-35 US PROV	Trillium Therapeutics	Uger, Slavova-Petrova, Pang	61/738012	17/12/12